Exhibit 99.1

SunTrust Banks, Inc.

Consolidated Statements of Income

	Three Months Ended September 30		Nine Months Ended September 30
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2019	2018	2019	2018
Interest Income
Interest and fees on loans held for investment	$1,708	$1,549	$5,125	$4,424
Interest and fees on loans held for sale	21	22	50	67
Interest on securities available for sale	215	212	659	628
Trading account interest and other	61	51	179	142

Total interest income	2,005	1,834	6,013	5,261

Interest Expense
Interest on deposits	293	193	811	484
Interest on long-term debt	150	95	425	252
Interest on other borrowings	52	34	188	85

Total interest expense	495	322	1,424	821

Net interest income	1,510	1,512	4,589	4,440
Provision for credit losses	132	61	412	121

Net interest income after provision for credit losses	1,378	1,451	4,177	4,319

Noninterest Income
Service charges on deposit accounts	141	144	417	433
Other charges and fees	90	89	265	264
Card fees	83	75	247	241
Investment banking income	159	150	431	453
Trading income	29	42	144	137
Mortgage-related income [1]	106	83	294	256
Trust and investment management income	78	80	222	230
Retail investment services	76	74	220	219
Insurance settlement	5	—	210	—
Commercial real estate-related income	32	24	106	66
Net securities gains/(losses)	4	—	(38)	1
Other noninterest income	40	21	135	108

Total noninterest income	843	782	2,653	2,408

Noninterest Expense
Employee compensation	744	719	2,149	2,141
Employee benefits	97	76	344	310
Outside processing and software	241	234	720	667
Net occupancy expense	102	86	305	270
Charitable contribution to SunTrust Foundation	—	—	205	—
Marketing and customer development	44	45	131	127
Equipment expense	36	40	114	124
Merger-related costs	22	—	75	—
Operating losses	23	18	60	40
Amortization	21	19	54	51
Regulatory assessments	17	39	53	118
Other noninterest expense	127	108	392	343

Total noninterest expense	1,474	1,384	4,602	4,191

Income before provision for income taxes	747	849	2,228	2,536
Provision for income taxes	122	95	330	412

Net income including income attributable to noncontrolling interest	625	754	1,898	2,124
Less: Net income attributable to noncontrolling interest	2	2	7	7

Net income	623	752	1,891	2,117
Less: Preferred stock dividends	26	26	77	81

Net income available to common shareholders	$597	$726	$1,814	$2,036

Net income per average common share:
Diluted	$1.34	$1.56	$4.06	$4.34
Basic	1.35	1.58	4.09	4.38
Dividends declared per common share	0.56	0.50	1.56	1.30
Average common shares outstanding - diluted	446,962	464,164	446,673	469,006
Average common shares outstanding - basic	443,960	460,252	443,779	464,804

[1]

Beginning with the 2018 Form 10-K, the Company began presenting Mortgage production related income and Mortgage servicing related income as a single line item on the Consolidated Statements of Income titled Mortgage-related income. Prior periods have been conformed to this updated presentation for comparability.

See accompanying Notes to Consolidated Financial Statements (unaudited).

SunTrust Banks, Inc.

Consolidated Statements of Comprehensive Income

	Three Months Ended September 30		Nine Months Ended September 30
(Dollars in millions) (Unaudited)	2019	2018	2019	2018
Net income	$623	$752	$1,891	$2,117
Components of other comprehensive income/(loss):
Change in net unrealized gains/(losses) on securities available for sale, net of tax of $51, ($55), $294 and ($223), respectively	166	(178)	960	(726)
Change in net unrealized gains/(losses) on derivative instruments, net of tax of $25, ($6), $93 and ($55), respectively	82	(20)	302	(179)
Change in net unrealized losses on brokered time deposits, net of tax of $0, $0, $0 and $0, respectively	—	—	(1)	—
Change in credit risk adjustment on long-term debt, net of tax of $0, $0, $0 and $1, respectively	—	—	—	3
Change related to employee benefit plans, net of tax of $1, $1, $4 and $1, respectively	4	3	10	2

Total other comprehensive income/(loss), net of tax	252	(195)	1,271	(900)

Total comprehensive income	$875	$557	$3,162	$1,217

See accompanying Notes to Consolidated Financial Statements (unaudited).

SunTrust Banks, Inc.

Consolidated Balance Sheets

(Dollars in millions and shares in thousands, except per share data)	September 30, 2019	December 31, 2018
	(Unaudited)
Assets
Cash and due from banks	$7,844	$5,791
Federal funds sold and securities borrowed or purchased under agreements to resell	1,314	1,679
Interest-bearing deposits in other banks	26	25

Cash and cash equivalents	9,184	7,495
Trading assets and derivative instruments [1]	7,104	5,506
Securities available for sale [2]	31,358	31,442
Loans held for sale ($1,488 and $1,178 at fair value at September 30, 2019 and December 31, 2018, respectively)	2,006	1,468
Loans held for investment [3] ($124 and $163 at fair value at September 30, 2019 and December 31, 2018, respectively)	158,455	151,839
Allowance for loan and lease losses	(1,699)	(1,615)

Net loans held for investment	156,756	150,224
Premises, property, and equipment, net	1,985	2,024
Goodwill	6,331	6,331
Other intangible assets (Residential MSRs at fair value: $1,564 and $1,983 at September 30, 2019 and December 31, 2018, respectively)	1,648	2,062
Other assets ($76 and $95 at fair value at September 30, 2019 and December 31, 2018, respectively)	10,996	8,991

Total assets	$227,368	$215,543

Liabilities
Noninterest-bearing deposits	$40,360	$40,770
Interest-bearing deposits ($552 and $403 at fair value at September 30, 2019 and December 31, 2018, respectively)	127,311	121,819

Total deposits	167,671	162,589
Funds purchased	254	2,141
Securities sold under agreements to repurchase	1,829	1,774
Other short-term borrowings	5,061	4,857
Long-term debt [4] ($302 and $289 at fair value at September 30, 2019 and December 31, 2018, respectively)	20,369	15,072
Trading liabilities and derivative instruments	1,380	1,604
Other liabilities	4,315	3,226

Total liabilities	200,879	191,263
Shareholders’ Equity
Preferred stock, no par value	2,025	2,025
Common stock, $1.00 par value	553	553
Additional paid-in capital	8,989	9,022
Retained earnings	20,664	19,522
Treasury stock, at cost, and other [5]	(5,593)	(5,422)
Accumulated other comprehensive loss, net of tax	(149)	(1,420)

Total shareholders’ equity	26,489	24,280

Total liabilities and shareholders’ equity	$227,368	$215,543

Common shares outstanding [6]	444,033	446,888
Common shares authorized	750,000	750,000
Preferred shares outstanding	20	20
Preferred shares authorized	50,000	50,000
Treasury shares of common stock	108,750	105,896
[1] Includes trading securities pledged as collateral where counterparties have the right to sell or repledge the collateral	$1,284	$1,442
[2] Includes securities AFS pledged as collateral where counterparties have the right to sell or repledge the collateral	151	222
[3] Includes LHFI of consolidated VIEs	136	153
[4] Includes debt of consolidated VIEs	143	161
[5] Includes noncontrolling interest	101	103
[6] Includes restricted shares	4	7

See accompanying Notes to Consolidated Financial Statements (unaudited).

SunTrust Banks, Inc.

Consolidated Statements of Shareholders’ Equity

(Dollars and shares in millions, except per share data) (Unaudited)	Preferred Stock	Common Shares Outstanding	Common Stock	Additional Paid-in Capital	Retained Earnings	Treasury [1] Stock and Other	Accumulated Other Comprehensive Loss	Total
Balance, July 1, 2019	$2,025	444	$553	$8,965	$20,319	($5,599)	($401)	$25,862
Net income	—	—	—	—	623	—	—	623
Other comprehensive income	—	—	—	—	—	—	252	252
Change in noncontrolling interest	—	—	—	—	—	(2)	—	(2)
Common stock dividends, $0.56 per share	—	—	—	—	(249)	—	—	(249)
Preferred stock dividends [2]	—	—	—	—	(26)	—	—	(26)
Exercise of stock options and stock compensation expense	—	—	—	(3)	—	5	—	2
Restricted stock activity	—	—	—	27	(3)	3	—	27

Balance, September 30, 2019	$2,025	444	$553	$8,989	$20,664	($5,593)	($149)	$26,489

Balance, January 1, 2019	$2,025	447	$553	$9,022	$19,522	($5,422)	($1,420)	$24,280
Cumulative effect adjustment related to ASU adoption [3]	—	—	—	—	31	—	—	31
Net income	—	—	—	—	1,891	—	—	1,891
Other comprehensive income	—	—	—	—	—	—	1,271	1,271
Change in noncontrolling interest	—	—	—	—	—	(2)	—	(2)
Common stock dividends, $1.56 per share	—	—	—	—	(693)	—	—	(693)
Preferred stock dividends [2]	—	—	—	—	(77)	—	—	(77)
Repurchase of common stock	—	(5)	—	—	—	(250)	—	(250)
Exercise of stock options and stock compensation expense	—	—	—	(7)	—	14	—	7
Restricted stock activity	—	2	—	(26)	(10)	67	—	31

Balance, September 30, 2019	$2,025	444	$553	$8,989	$20,664	($5,593)	($149)	$26,489

[1]	At September 30, 2019, includes ($5,693) million for treasury stock, less than ($ 1) million for the compensation element of restricted stock, and $101 million for noncontrolling interest.
[2]

For the three months ended September 30, 2019, dividends were $1,022.22 per share for both Series A and B Preferred Stock, $1,406.25 per share for Series F Preferred Stock, $1,262.50 per share for Series G Preferred Stock, and $1,281.25 per share for Series H Preferred Stock.

For the nine months ended September 30, 2019, dividends were $3,044.44 per share for both Series A and B Preferred Stock, $4,218.75 per share for Series F Preferred Stock, $3,787.50 per share for Series G Preferred Stock, and $3,843.75 per share for Series H Preferred Stock.

[3]	Related to the Company’s adoption of ASU 2016-02 on January 1, 2019. See Note 1, “Significant Accounting Policies,” for additional information.

(Dollars and shares in millions, except per share data) (Unaudited)	Preferred Stock	Common Shares Outstanding	Common Stock	Additional Paid-in Capital	Retained Earnings	Treasury [1] Stock and Other	Accumulated Other Comprehensive Loss	Total
Balance, July 1, 2018	$2,025	465	$552	$8,980	$18,616	($4,178)	($1,679)	$24,316
Net income	—	—	—	—	752	—	—	752
Other comprehensive loss	—	—	—	—	—	—	(195)	(195)
Change in noncontrolling interest	—	—	—	—	—	(2)	—	(2)
Common stock dividends, $0.50 per share	—	—	—	—	(229)	—	—	(229)
Preferred stock dividends [2]	—	—	—	—	(26)	—	—	(26)
Repurchase of common stock	—	(7)	—	—	—	(500)	—	(500)
Exercise of stock options and stock compensation expense	—	—	—	(1)	—	3	—	2
Exercise of stock warrants	—	1	1	—	—	—	—	1
Restricted stock activity	—	—	—	22	(2)	—	—	20

Balance, September 30, 2018	$2,025	459	$553	$9,001	$19,111	($4,677)	($1,874)	$24,139

Balance, January 1, 2018	$2,475	471	$550	$9,000	$17,540	($3,591)	($820)	$25,154
Cumulative effect of adjustment related to ASU adoptions [3]	—	—	—	—	144	—	(154)	(10)
Net income	—	—	—	—	2,117	—	—	2,117
Other comprehensive loss	—	—	—	—	—	—	(900)	(900)
Change in noncontrolling interest	—	—	—	—	—	(2)	—	(2)
Common stock dividends, $1.30 per share	—	—	—	—	(603)	—	—	(603)
Preferred stock dividends [2]	—	—	—	—	(81)	—	—	(81)
Redemption of preferred stock, Series E	(450)	—	—	—	—	—	—	(450)
Repurchase of common stock	—	(17)	—	—	—	(1,160)	—	(1,160)
Exercise of stock options and stock compensation expense	—	1	—	—	—	36	—	36
Exercise of stock warrants	—	3	3	(3)	—	—	—	—
Restricted stock activity	—	1	—	4	(6)	40	—	38

Balance, September 30, 2018	$2,025	459	$553	$9,001	$19,111	($4,677)	($1,874)	$24,139

[1]	At September 30, 2018, includes ($4,777) million for treasury stock, less than ($1) million for the compensation element of restricted stock, and $101 million for noncontrolling interest.
[2]

For the three months ended September 30, 2018, dividends were $1,022.22 per share for both Series A and B Preferred Stock, $1,406.25 per share for Series F Preferred Stock, $1,262.50 per share for Series G Preferred Stock, and $1,281.25 per share for Series H Preferred Stock.

For the nine months ended September 30, 2018, dividends were $3,044.44 per share for both Series A and B Preferred Stock, $1,468.75 per share for Series E Preferred Stock, $4,218.75 per share for Series F Preferred Stock, $3,787.50 per share for Series G Preferred Stock, and $4,285.07 per share for Series H Preferred Stock.

[3]

Related to the Company’s adoption of ASU 2014-09, ASU 2016-01, ASU 2017-12, and ASU 2018-02 on January 1, 2018. See Note 1, “Significant Accounting Policies,” to the Company’s 2018 Annual Report on Form 10-K for additional information.

See accompanying Notes to Consolidated Financial Statements (unaudited).

SunTrust Banks, Inc.

Consolidated Statements of Cash Flows

	Nine Months Ended September 30
(Dollars in millions) (Unaudited)	2019	2018
Cash Flows from Operating Activities:
Net income including income attributable to noncontrolling interest	$1,898	$2,124
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and accretion	518	535
Origination of servicing rights	(251)	(260)
Provisions for credit losses and foreclosed property	418	130
Stock-based compensation	112	118
Net securities losses/(gains)	38	(1)
Net gains on sale of loans held for sale, loans, and other assets	(266)	(83)
Net (increase)/decrease in loans held for sale	(315)	382
Net increase in trading assets and derivative instruments	(1,598)	(818)
Net increase in other assets [1]	(382)	(1,713)
Net (decrease)/increase in other liabilities	(166)	478

Net cash provided by operating activities	6	892

Cash Flows from Investing Activities:
Proceeds from maturities, calls, and paydowns of securities available for sale	3,316	2,840
Proceeds from sales of securities available for sale	3,690	2,047
Purchases of securities available for sale	(5,824)	(5,534)
Net increase in loans and leases, including purchases [1]	(7,957)	(4,566)
Proceeds from sales of loans and leases	866	199
Net cash paid for servicing rights	(3)	(73)
Payments for bank-owned life insurance policy premiums	(1)	(201)
Proceeds from the settlement of bank-owned life insurance	17	8
Proceeds from the settlement of insurance claims	210	—
Capital expenditures	(261)	(170)
Proceeds from the sale of other real estate owned and other assets	88	148
Other investing activities	2	1

Net cash used in investing activities	(5,857)	(5,301)

Cash Flows from Financing Activities:
Net increase/(decrease) in total deposits	5,082	(402)
Net (decrease)/increase in funds purchased, securities sold under agreements to repurchase, and other short-term borrowings	(1,628)	3,159
Proceeds from issuance of long-term debt	5,992	5,111
Repayments of long-term debt	(864)	(484)
Repurchase of preferred stock	—	(450)
Repurchase of common stock	(250)	(1,160)
Common and preferred stock dividends paid	(747)	(664)
Taxes paid related to net share settlement of equity awards	(52)	(44)
Proceeds from exercise of stock options	7	36

Net cash provided by financing activities	7,540	5,102

Net increase in cash and cash equivalents	1,689	693
Cash and cash equivalents at beginning of period	7,495	6,912

Cash and cash equivalents at end of period	$9,184	$7,605

Supplemental Disclosures:
Loans transferred from loans held for sale to loans held for investment	$17	$23
Loans transferred from loans held for investment to loans held for sale	812	449
Loans transferred from loans held for investment to other real estate owned	33	44
Non-cash impact of debt assumed by purchaser in lease sale	163	—

[1]

Pursuant to the Company’s adoption of ASU 2016-02 on January 1, 2019, it began including the interest portion of lessee payments received from sales-type and direct financing leases, which totaled $106 million for the nine months ended September 30, 2019, within operating activities, with the principal portion of lessee payments remaining within investing activities. For periods prior to January 1, 2019, interest payments were not retrospectively reclassified and remain within investing activities. See Note 1, “Significant Accounting Policies,” for additional information.

See accompanying Notes to Consolidated Financial Statements (unaudited).

Notes to Consolidated Financial Statements (Unaudited)

NOTE 1 – SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The unaudited Consolidated Financial Statements included within this report have been prepared in accordance with U.S. GAAP to present interim financial statement information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete, consolidated financial statements. However, in the opinion of management, all adjustments, consisting only of normal recurring adjustments that are necessary for a fair presentation of the results of operations in these financial statements, have been made.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying Notes; actual results could vary from these estimates. Certain reclassifications have been made to prior period amounts to conform to the current period presentation. Interim Consolidated Financial Statements should be read in conjunction with the Company’s 2018 Annual Report on Form 10-K.

Changes in Significant Accounting Policies

Pursuant to the Company’s adoption of ASC Topic 842 as of January 1, 2019, the Company updated its accounting policy related to leases. See Note 10, “Leases,” for new disclosures and policy information related to the Company’s leases. There were no other significant changes to the Company’s accounting policies from those disclosed in the Company’s 2018 Annual Report on Form 10-K that could have a material effect on the Company’s financial statements.

Subsequent Events

The Company evaluated events that occurred between September 30, 2019 and the date the accompanying financial statements were issued, and there were no material events, other than those disclosed in the Company’s Form 10-Q for the period ended September 30, 2019, that would require recognition in the Company’s Consolidated Financial Statements or disclosure in the accompanying Notes.

Accounting Pronouncements

The following table summarizes ASUs issued by the FASB that were adopted during the nine months ended September 30, 2019 or not yet adopted as of September 30, 2019, that could have a material effect on the Company’s financial statements:

Standard	Description	Required Date of Adoption	Effect on the Financial Statements or Other Significant Matters
Standards Adopted in 2019

ASU 2016-02, Leases (Topic 842) and subsequent related ASUs	These ASUs create and amend ASC Topic 842, Leases, which supersedes ASC Topic 840, Leases. ASC Topic 842 requires lessees to recognize right-of-use assets and associated liabilities that arise from leases, with the exception of short-term leases. These ASUs do not make significant changes to lessor accounting; however, there were certain improvements made to align lessor accounting with the lessee accounting model and ASC Topic 606, Revenue from Contracts with Customers. Furthermore, there are several new qualitative and quantitative disclosures required for lessees and lessors, including updated guidance around the presentation of certain cash receipts on the Company’s Consolidated Statements of Cash Flows.	January 1, 2019

The Company adopted these ASUs on January 1, 2019, using a modified retrospective transition approach as of the date of adoption, which resulted in the recognition of $1.2 billion and $1.3 billion in right-of-use assets and associated lease liabilities, respectively, arising from operating leases in which the Company is the lessee, on the Company’s Consolidated Balance Sheets. The amount of the right-of-use assets and associated lease liabilities recorded upon adoption was based primarily on the present value of unpaid future minimum lease payments, the amount of which was based on the population of leases in effect at the date of adoption. At September 30, 2019, right-of-use assets and lease liabilities recorded on the Company’s Consolidated Balance Sheets totaled $1.1 billion and $1.2 billion, respectively.

Upon adoption, the Company also recognized a cumulative effect adjustment of $31 million to increase the beginning balance of retained earnings (as of January 1, 2019) for deferred gains on sale-leaseback transactions that occurred prior to the date of adoption and for other transition provisions. These ASUs did not have a material impact on the timing of expense or income recognition in the Company’s Consolidated Statements of Income.

Furthermore, effective January 1, 2019, the Company prospectively changed its presentation of certain cash receipts related to sales-type and direct financing leases in which it is the lessor on its Consolidated Statements of Cash Flows. Specifically, the Company began including on its Consolidated Statements of Cash Flows the interest portion of lessee payments received from sales-type and direct financing leases within operating activities, with the principal portion remaining within investing activities. For periods prior to the date of adoption, interest payments were not retrospectively reclassified and remain within investing activities. For the three and nine months ended September 30, 2019, the Company included $36 million and $106 million, respectively, of interest payments received from these sales-type and direct financing leases within operating activities on its Consolidated Statements of Cash Flows.

For additional information and required disclosures related to ASC 842, see Note 10, “Leases.”

Notes to Consolidated Financial Statements (Unaudited), continued

Standard	Description	Required Date of Adoption	Effect on the Financial Statements or Other Significant Matters
Standards Not Yet Adopted

ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326) and subsequent related ASUs

These ASUs create and amend ASC Topic 326, Financial Instruments - Credit Losses, which replaces the incurred loss impairment methodology with a current expected credit loss methodology for financial instruments measured at amortized cost and other commitments to extend credit. For this purpose, expected credit losses reflect losses over the remaining contractual life of an asset, considering the effect of voluntary prepayments and considering available information about the collectability of cash flows, including information about past events, current conditions, and reasonable and supportable forecasts. The resulting allowance for credit losses is deducted from the amortized cost basis of the financial assets to reflect the net amount expected to be collected on the financial assets. Additional quantitative and qualitative disclosures are required upon adoption. The change to the allowance for credit losses at the time of the adoption will be made with a cumulative effect adjustment to retained earnings.

Although the current expected credit loss methodology does not apply to AFS debt securities, these ASUs do require entities to record an allowance when recognizing credit losses for AFS securities, rather than recording a direct write-down of the carrying amount.

January 1, 2020

The Company formed a cross-functional team to oversee the implementation of these ASUs. A detailed implementation plan was developed and progress is substantially complete in regards to the identification and staging of data, development and validation of models, refinement of economic forecasting processes, and documentation of accounting policy decisions. Additionally, a new credit loss forecasting process was implemented in the first half of 2019, resulting in modifications to the Company’s associated internal control environment that will be effective upon adoption of these ASUs. In the first half of 2019, the Company performed testing in which methodologies, processes, and internal controls were evaluated and refined. The Company performed a full parallel run of the new methodology in the third quarter of 2019 and will perform another full parallel run in the fourth quarter of 2019. The parallel runs include execution of internal controls, supporting analytics, reserve estimation, process and procedure documentation, and subject matter expert reviews. The Company continues to refine its processes and methodology based on the results of these exercises.

The Company plans to adopt these ASUs on January 1, 2020, and it continues to evaluate the impact that these ASUs will have on its Consolidated Financial Statements and related disclosures. The Company anticipates that an increase to the allowance for credit losses will be recognized upon adoption to provide for the expected credit losses over the estimated life of the financial assets. The actual magnitude of the increase will depend on existing and forecasted economic conditions and trends in the Company’s portfolio at the time of adoption. The Company is also evaluating the anticipated impact that the Merger will have on its estimated impact of adopting these ASUs on its Consolidated Financial Statements.

ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment	This ASU amends ASC Topic 350, Intangibles - Goodwill and Other, to simplify the subsequent measurement of goodwill, by eliminating Step 2 from the goodwill impairment test. The amendments require an entity to perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. This ASU requires an entity to recognize an impairment charge for the amount by which a reporting unit’s carrying amount exceeds its fair value, with the loss limited to the total amount of goodwill allocated to that reporting unit. The ASU must be applied on a prospective basis.	January 1, 2020	Based on the Company’s most recent qualitative goodwill impairment assessment performed in the third quarter of 2019, there were no reporting units for which it was more-likely-than-not that the carrying amount of a reporting unit exceeded its respective fair value; therefore, this ASU would not currently have an impact on the Company’s Consolidated Financial Statements or related disclosures. However, if subsequent to adoption, the carrying amount of a reporting unit exceeds its respective fair value, the Company would be required to recognize an impairment charge for the amount that the carrying value exceeds the fair value.

ASU 2018-15, Intangibles - Goodwill and Other - Internal- Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract	This ASU amends ASC Subtopic 350-40, Intangibles - Goodwill and Other - Internal-Use Software, to align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The Company may apply this ASU either retrospectively, or prospectively to all implementation costs incurred after the date of adoption.	January 1, 2020	The Company’s current accounting policy for capitalizing implementation costs incurred in a hosting arrangement generally aligns with the requirements of this ASU; therefore, the Company’s adoption of this ASU is not expected to have a material impact on the Company’s Consolidated Financial Statements or related disclosures.

Notes to Consolidated Financial Statements (Unaudited), continued

NOTE 2 – REVENUE RECOGNITION

The following tables reflect the Company’s noninterest income disaggregated by financial statement line item, business segment, and by the amount of each revenue stream that is in scope and out of scope of ASC Topic 606, Revenue from Contracts with Customers. Refer to Note 1, “Significant Accounting Policies,” and Note 2, “Revenue Recognition,” to the Company’s 2018 Annual Report on Form 10-K,

for the Company’s accounting policies for recognizing noninterest income, including the nature and timing of such revenue streams. The Company’s contracts with customers generally do not contain terms that require significant judgment to determine the amount of revenue to recognize.

	Three Months Ended September 30, 2019
(Dollars in millions)	Consumer [1]	Wholesale [1]	Out of Scope 1, [2]	Total
Noninterest income
Service charges on deposit accounts	$112	$29	$—	$141
Other charges and fees [3]	27	4	59	90
Card fees	57	24	2	83
Investment banking income	—	97	62	159
Trading income	—	—	29	29
Mortgage-related income	—	—	106	106
Trust and investment management income	77	—	1	78
Retail investment services [4]	76	—	—	76
Insurance settlement	—	—	5	5
Commercial real estate-related income	—	—	32	32
Net securities gains/(losses)	—	—	4	4
Other noninterest income	6	—	34	40

Total noninterest income	$355	$154	$334	$843

[1]

Consumer total noninterest income and Wholesale total noninterest income exclude $124 million and $214 million of out of scope noninterest income, respectively, which are included in the business segment results presented on a management accounting basis in Note 19, “Business Segment Reporting.” Out of scope total noninterest income includes these amounts and also includes ($4) million of Corporate Other noninterest income that is not subject to ASC Topic 606.

[2]

The Company presents out of scope noninterest income for the purpose of reconciling noninterest income amounts within the scope of ASC Topic 606 to noninterest income amounts presented on the Company’s Consolidated Statements of Income.

[3]	The Company recognized an immaterial amount of insurance trailing commissions, the majority of which related to performance obligations satisfied in prior periods.
[4]	The Company recognized $12 million of mutual fund 12b-1 fees and annuity trailing commissions, the majority of which related to performance obligations satisfied in prior periods.

	Three Months Ended September 30, 2018
(Dollars in millions)	Consumer [1]	Wholesale [1]	Out of Scope 1, [2]	Total
Noninterest income
Service charges on deposit accounts	$111	$33	$—	$144
Other charges and fees [3]	28	3	58	89
Card fees	49	26	—	75
Investment banking income	—	101	49	150
Trading income	—	—	42	42
Mortgage-related income	—	—	83	83
Trust and investment management income	79	—	1	80
Retail investment services [4]	73	—	1	74
Insurance settlement	—	—	—	—
Commercial real estate-related income	—	—	24	24
Net securities gains/(losses)	—	—	—	—
Other noninterest income	5	—	16	21

Total noninterest income	$345	$163	$274	$782

[1]

Consumer total noninterest income and Wholesale total noninterest income exclude $99 million and $205 million of out of scope noninterest income, respectively, which are included in the business segment results presented on a management accounting basis in Note 19, “Business Segment Reporting.” Out of scope total noninterest income includes these amounts and also includes ($30) million of Corporate Other noninterest income that is not subject to ASC Topic 606.

[2]

The Company presents out of scope noninterest income for the purpose of reconciling noninterest income amounts within the scope of ASC Topic 606 to noninterest income amounts presented on the Company’s Consolidated Statements of Income.

[3]	The Company recognized an immaterial amount of insurance trailing commissions, the majority of which related to performance obligations satisfied in prior periods.
[4]	The Company recognized $12 million of mutual fund 12b-1 fees and annuity trailing commissions, the majority of which related to performance obligations satisfied in prior periods.

Notes to Consolidated Financial Statements (Unaudited), continued

	Nine Months Ended September 30, 2019
(Dollars in millions)	Consumer [1]	Wholesale [1]	Out of Scope 1, [2]	Total
Noninterest income
Service charges on deposit accounts	$324	$93	$—	$417
Other charges and fees [3]	82	12	171	265
Card fees	168	75	4	247
Investment banking income	—	261	170	431
Trading income	—	—	144	144
Mortgage-related income	—	—	294	294
Trust and investment management income	220	—	2	222
Retail investment services [4]	218	1	1	220
Insurance settlement	—	—	210	210
Commercial real estate-related income	—	—	106	106
Net securities gains/(losses)	—	—	(38)	(38)
Other noninterest income	17	—	118	135

Total noninterest income	$1,029	$442	$1,182	$2,653

[1]

Consumer total noninterest income and Wholesale total noninterest income exclude $386 million and $695 million of out of scope noninterest income, respectively, which are included in the business segment results presented on a management accounting basis in Note 19, “Business Segment Reporting.” Out of scope total noninterest income includes these amounts and also includes $101 million of Corporate Other noninterest income that is not subject to ASC Topic 606.

[2]

The Company presents out of scope noninterest income for the purpose of reconciling noninterest income amounts within the scope of ASC Topic 606 to noninterest income amounts presented on the Company’s Consolidated Statements of Income.

[3]	The Company recognized an immaterial amount of insurance trailing commissions, the majority of which related to performance obligations satisfied in prior periods.
[4]	The Company recognized $31 million of mutual fund 12b-1 fees and annuity trailing commissions, the majority of which related to performance obligations satisfied in prior periods.

	Nine Months Ended September 30, 2018
(Dollars in millions)	Consumer [1]	Wholesale [1]	Out of Scope 1, [2]	Total
Noninterest income
Service charges on deposit accounts	$330	$103	$—	$433
Other charges and fees [3]	85	8	171	264
Card fees	160	78	3	241
Investment banking income	—	287	166	453
Trading income	—	—	137	137
Mortgage-related income	—	—	256	256
Trust and investment management income	228	—	2	230
Retail investment services [4]	216	2	1	219
Insurance settlement	—	—	—	—
Commercial real estate-related income	—	—	66	66
Net securities gains/(losses)	—	—	1	1
Other noninterest income	17	—	91	108

Total noninterest income	$1,036	$478	$894	$2,408

[1]

Consumer total noninterest income and Wholesale total noninterest income exclude $311 million and $618 million of out of scope noninterest income, respectively, which are included in the business segment results presented on a management accounting basis in Note 19, “Business Segment Reporting.” Out of scope total noninterest income includes these amounts and also includes ($35) million of Corporate Other noninterest income that is not subject to ASC Topic 606.

[2]

The Company presents out of scope noninterest income for the purpose of reconciling noninterest income amounts within the scope of ASC Topic 606 to noninterest income amounts presented on the Company’s Consolidated Statements of Income.

[3]	The Company recognized an immaterial amount of insurance trailing commissions, the majority of which related to performance obligations satisfied in prior periods.
[4]	The Company recognized $38 million of mutual fund 12b-1 fees and annuity trailing commissions, the majority of which related to performance obligations satisfied in prior periods.

Notes to Consolidated Financial Statements (Unaudited), continued

NOTE 3 – FEDERAL FUNDS SOLD AND SECURITIES FINANCING ACTIVITIES

Federal Funds Sold and Securities Borrowed or Purchased Under Agreements to Resell

Fed Funds sold and securities borrowed or purchased under agreements to resell were as follows:

(Dollars in millions)	September 30, 2019	December 31, 2018
Fed funds sold	$5	$42
Securities borrowed	491	394
Securities purchased under agreements to resell	818	1,243

Total Fed funds sold and securities borrowed or purchased under agreements to resell	$1,314	$1,679

Securities purchased under agreements to resell are primarily collateralized by U.S. government or agency securities and are carried at the amounts at which the securities will be subsequently resold, plus accrued interest. Securities borrowed are primarily collateralized by corporate securities. The Company borrows securities and purchases securities under agreements to resell as part of its securities financing activities. On the acquisition date of these securities, the Company and the related counterparty agree on the amount of collateral required to secure the principal amount loaned under these arrangements. The Company monitors collateral values daily and calls for additional collateral to be provided as warranted under the respective agreements. At September 30, 2019 and December 31, 2018, the total market value of collateral held was $1.3 billion and $1.6 billion, of which $72 million and $108 million was repledged, respectively.

Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase are accounted for as secured borrowings. The following table presents the Company’s related activity, by collateral type and remaining contractual maturity:

	September 30, 2019			December 31, 2018
(Dollars in millions)	Overnight and Continuous	Up to 30 days	Total	Overnight and Continuous	Up to 30 days	30-90 days	Total
U.S. Treasury securities	$89	$—	$89	$197	$7	$—	$204
Federal agency securities	95	9	104	112	10	—	122
MBS - agency residential	1,031	143	1,174	881	35	—	916
CP	74	—	74	78	—	—	78
Corporate and other debt securities	196	192	388	216	158	80	454

Total securities sold under agreements to repurchase	$1,485	$344	$1,829	$1,484	$210	$80	$1,774

For securities sold under agreements to repurchase, the Company would be obligated to provide additional collateral in the event of a significant decline in fair value of the collateral pledged. This risk is managed by monitoring the liquidity and credit quality of the collateral, as well as the maturity profile of the transactions.

Netting of Securities - Repurchase and Resell Agreements

The Company has various financial assets and financial liabilities that are subject to enforceable master netting agreements or similar agreements. The Company’s derivatives that are subject to enforceable master netting agreements or similar agreements are discussed in Note 16, “Derivative Financial Instruments.”

The following table presents the Company’s securities borrowed or purchased under agreements to resell and securities sold under agreements to repurchase that are subject to MRAs. Generally, MRAs require collateral to exceed the asset or liability recognized on the balance sheet. Transactions subject to these agreements are treated as collateralized financings, and those with a single counterparty are permitted to be presented net on the Company’s Consolidated Balance Sheets, provided certain criteria are met that permit balance sheet netting. At September 30, 2019 and December 31, 2018, there were no such transactions subject to legally enforceable MRAs that were eligible for balance sheet netting. The following table includes the amount of collateral pledged or received related to exposures subject to enforceable MRAs. While these agreements are typically over-collateralized, the amount of collateral presented in this table is limited to the amount of the related recognized asset or liability for each counterparty.

Notes to Consolidated Financial Statements (Unaudited), continued

(Dollars in millions)	Gross Amount	Amount Offset	Net Amount Presented in Consolidated Balance Sheets		Held/Pledged Financial Instruments	Net Amount
September 30, 2019
Financial assets:
Securities borrowed or purchased under agreements to resell	$1,309	$—	$1,309	[1]	$1,293	$16
Financial liabilities:
Securities sold under agreements to repurchase	1,829	—	1,829		1,829	—
December 31, 2018
Financial assets:
Securities borrowed or purchased under agreements to resell	$1,637	$—	$1,637	[1]	$1,624	$13
Financial liabilities:
Securities sold under agreements to repurchase	1,774	—	1,774		1,774	—

[1]	Excludes $5 million and $42 million of Fed Funds sold that are not subject to a master netting agreement at September 30, 2019 and December 31, 2018, respectively.

NOTE 4 - TRADING ASSETS AND LIABILITIES AND DERIVATIVE INSTRUMENTS

The fair values of the components of trading assets and liabilities and derivative instruments are presented in the following table:

(Dollars in millions)	September 30, 2019	December 31, 2018
Trading Assets and Derivative Instruments:
U.S. Treasury securities	$212	$262
Federal agency securities	319	188
U.S. states and political subdivisions	43	54
MBS - agency residential	1,004	860
MBS - agency commercial	51	—
ABS	7	—
Corporate and other debt securities	628	700
CP	122	190
Equity securities	86	73
Derivative instruments [1]	1,770	639
Trading loans [2]	2,862	2,540

Total trading assets and derivative instruments	$7,104	$5,506

Trading Liabilities and Derivative Instruments:
U.S. Treasury securities	$538	$801
MBS - agency	—	3
Corporate and other debt securities	539	385
Equity securities	20	5
Derivative instruments [1]	274	410
Trading loans	9	—

Total trading liabilities and derivative instruments	$1,380	$1,604

[1] Amounts include the impact of offsetting cash collateral received from and paid to the same derivative counterparties, and the impact of netting derivative assets and derivative liabilities when a legally enforceable master netting agreement or similar agreement exists.

[2] Includes loans related to TRS.

Various trading and derivative instruments are used as part of the Company’s overall balance sheet management strategies and to support client requirements executed through the Bank and/or STRH, a broker/dealer subsidiary of the Company. The Company manages the potential market volatility associated with trading instruments by using appropriate risk management strategies. The size, volume, and nature of the trading products and derivative instruments can vary based on economic conditions as well as client-specific and Company-specific asset or liability positions.

Product offerings to clients include debt securities, loans traded in the secondary market, equity securities, derivative contracts, and other similar financial instruments. Other trading-related activities include acting as a market maker for certain debt and equity security transactions, derivative instrument transactions, and foreign exchange transactions. The Company also uses derivatives to manage its interest rate and market risk from non-trading activities. The Company has policies and procedures to manage market risk associated with client trading and non-trading activities, and assumes a limited degree of market risk by managing the size and nature of its exposure. For

Notes to Consolidated Financial Statements (Unaudited), continued

valuation assumptions and additional information related to the Company’s trading products and derivative instruments, see Note 16, “Derivative Financial Instruments,” as set forth below as well as

Note 20, “Fair Value Election and Measurement,” to the Consolidated Financial Statements in the Company’s 2018 Annual Report on Form 10-K.

Pledged trading assets are presented in the following table:

(Dollars in millions)	September 30, 2019	December 31, 2018
Pledged trading assets to secure repurchase agreements [1]	$1,226	$1,418
Pledged trading assets to secure certain derivative agreements	62	22
Pledged trading assets to secure other arrangements	40	40

1	Repurchase agreements secured by collateral totaled $1.2 billion and $1.4 billion at September 30, 2019 and December 31, 2018, respectively.

NOTE 5 – INVESTMENT SECURITIES

Investment Securities Portfolio Composition

	September 30, 2019
(Dollars in millions)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities AFS:
U.S. Treasury securities	$3,915	$103	$—	$4,018
Federal agency securities	123	1	—	124
U.S. states and political subdivisions	564	9	1	572
MBS - agency residential	22,069	520	4	22,585
MBS - agency commercial	2,881	103	1	2,983
MBS - non-agency commercial	1,008	56	—	1,064
Corporate and other debt securities	12	—	—	12

Total securities AFS	$30,572	$792	$6	$31,358

	December 31, 2018
(Dollars in millions)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities AFS:
U.S. Treasury securities	$4,277	$—	$66	$4,211
Federal agency securities	221	2	2	221
U.S. states and political subdivisions	606	4	21	589
MBS - agency residential	23,161	128	425	22,864
MBS - agency commercial	2,688	8	69	2,627
MBS - non-agency commercial	943	—	27	916
Corporate and other debt securities	14	—	—	14

Total securities AFS	$31,910	$142	$610	$31,442

The following table presents interest on securities AFS:

	Three Months Ended September 30		Nine Months Ended September 30
(Dollars in millions)	2019	2018	2019	2018
Taxable interest	$211	$207	$646	$614
Tax-exempt interest	4	5	13	14

Total interest on securities AFS	$215	$212	$659	$628

Investment securities pledged to secure public deposits, repurchase agreements, trusts, certain derivative agreements, and other funds had a fair value of $4.0 billion and $3.3 billion at September 30, 2019 and December 31, 2018, respectively.

Notes to Consolidated Financial Statements (Unaudited), continued

The following table presents the amortized cost, fair value, and weighted average yield of the Company’s investment securities at September 30, 2019, by remaining contractual maturity, with the exception of MBS, which are based on estimated average life. Receipt of cash flows may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties.

	Distribution of Remaining Maturities
(Dollars in millions)	Due in 1 Year or Less	Due After 1 Year through 5 Years	Due After 5 Years through 10 Years	Due After 10 Years	Total
Amortized Cost:
Securities AFS:
U.S. Treasury securities	$632	$2,331	$952	$—	$3,915
Federal agency securities	50	10	6	57	123
U.S. states and political subdivisions	—	90	317	157	564
MBS - agency residential	1,435	9,389	10,890	355	22,069
MBS - agency commercial	—	835	1,683	363	2,881
MBS - non-agency commercial	—	12	996	—	1,008
Corporate and other debt securities	—	12	—	—	12

Total securities AFS	$2,117	$12,679	$14,844	$932	$30,572

Fair Value:
Securities AFS:
U.S. Treasury securities	$634	$2,389	$995	$—	$4,018
Federal agency securities	50	10	6	58	124
U.S. states and political subdivisions	—	95	320	157	572
MBS - agency residential	1,485	9,630	11,108	362	22,585
MBS - agency commercial	—	851	1,752	380	2,983
MBS - non-agency commercial	—	12	1,052	—	1,064
Corporate and other debt securities	—	12	—	—	12

Total securities AFS	$2,169	$12,999	$15,233	$957	$31,358

Weighted average yield [1]	3.09%	2.81%	2.93%	3.02%	2.89%

[1] Weighted average yields are based on amortized cost and presented on an FTE basis.

Notes to Consolidated Financial Statements (Unaudited), continued

Investment Securities in an Unrealized Loss Position

The Company held certain investment securities where amortized cost exceeded fair value, resulting in unrealized loss positions. Market changes in interest rates and credit spreads may result in temporary unrealized losses as the market prices of securities fluctuate. At September 30, 2019, the Company did not intend to sell these securities nor was it more-likely-than-not that the Company would be required to sell these securities before their anticipated recovery or maturity. The Company reviewed its portfolio for OTTI in accordance with the accounting policies described in Note 1, “Significant Accounting Policies,” to the Company’s 2018 Annual Report on Form 10-K.

Investment securities in an unrealized loss position at period end are presented in the following tables:

	September 30, 2019
	Less than twelve months		Twelve months or longer		Total
(Dollars in millions)	Fair Value	Unrealized [1] Losses	Fair Value	Unrealized [1] Losses	Fair Value	Unrealized [1] Losses
Temporarily impaired securities AFS:
U.S. Treasury securities	$50	$—	$—	$—	$50	$—
Federal agency securities	20	—	—	—	20	—
U.S. states and political subdivisions	119	1	—	—	119	1
MBS - agency residential	1,089	4	—	—	1,089	4
MBS - agency commercial	207	1	—	—	207	1
Corporate and other debt securities	—	—	6	—	6	—

Total temporarily impaired securities AFS	1,485	6	6	—	1,491	6

OTTI securities AFS [2]:
Total OTTI securities AFS	—	—	—	—	—	—

Total impaired securities AFS	$1,485	$6	$6	$—	$1,491	$6

[1] Unrealized losses less than $0.5 million are presented as zero within the table.

2   OTTI securities AFS are impaired securities for which OTTI credit losses have been previously recognized in earnings.

	December 31, 2018
	Less than twelve months		Twelve months or longer		Total
(Dollars in millions)	Fair Value	Unrealized [1] Losses	Fair Value	Unrealized [1] Losses	Fair Value	Unrealized [1] Losses
Temporarily impaired securities AFS:
U.S. Treasury securities	$—	$—	$4,177	$66	$4,177	$66
Federal agency securities	—	—	63	2	63	2
U.S. states and political subdivisions	49	1	430	20	479	21
MBS - agency residential	1,229	5	15,384	420	16,613	425
MBS - agency commercial	68	—	1,986	69	2,054	69
MBS - non-agency commercial	106	1	773	26	879	27
Corporate and other debt securities	—	—	9	—	9	—

Total temporarily impaired securities AFS	1,452	7	22,822	603	24,274	610

OTTI securities AFS [2]:
Total OTTI securities AFS	—	—	—	—	—	—

Total impaired securities AFS	$1,452	$7	$22,822	$603	$24,274	$610

[1] Unrealized losses less than $0.5 million are presented as zero within the table.

2   OTTI securities AFS are impaired securities for which OTTI credit losses have been previously recognized in earnings.

The Company does not consider the unrealized losses on temporarily impaired securities AFS to be credit-related. These unrealized losses were due primarily to market interest rates being higher than the securities’ stated coupon rates, and therefore, the unrealized losses were recorded in AOCI, net of tax.

Notes to Consolidated Financial Statements (Unaudited), continued

Realized Gains and Losses and Other-Than-Temporarily Impaired Securities

Net securities gains or losses are comprised of gross realized gains, gross realized losses, and OTTI credit losses recognized in earnings. During the nine months ended September 30, 2019, the Company recognized $38 million in net securities losses, driven by the Company’s second quarter of 2019 repositioning of a portion of the securities AFS portfolio, which resulted in $42 million of gross realized losses. This repositioning in the second quarter of 2019 was not due to any requirement to sell the securities before their anticipated recovery or maturity.

	Three Months Ended September 30		Nine Months Ended September 30
(Dollars in millions)	2019	2018	2019	2018
Gross realized gains	$4	$ —	$4	$7
Gross realized losses	—	—	(42)	(6)
OTTI credit losses recognized in earnings	—	—	—	—

Net securities gains/(losses)	$4	$—	($38)	$1

Investment securities in an unrealized loss position are evaluated quarterly for other-than-temporary credit impairment, which is determined using cash flow analyses that take into account security specific collateral and transaction structure. Future expected credit losses are determined using various assumptions, the most significant of which include default rates, prepayment rates, and loss severities. If, based on this analysis, a security is in an unrealized loss position and the

Company does not expect to recover the entire amortized cost basis of the security, the expected cash flows are then discounted at the security’s initial effective interest rate to arrive at a present value amount. Credit losses on the OTTI security are recognized in earnings and reflect the difference between the present value of cash flows expected to be collected and the amortized cost basis of the security. Subsequent credit losses may be recorded on OTTI securities without a corresponding further decline in fair value when there has been a decline in expected cash flows. See Note 1, “Significant Accounting Policies,” to the Company’s 2018 Annual Report on Form 10-K for additional information regarding the Company’s accounting policy on securities AFS and related impairments.

The Company seeks to reduce its exposure on any existing OTTI securities primarily through paydowns. In certain instances, the amount of credit losses recognized in earnings on a debt security exceeds the total unrealized losses on the security, which may result in unrealized gains relating to factors other than credit recorded in AOCI, net of tax.

During the three and nine months ended September 30, 2019 and 2018, there were no credit impairment losses recognized on securities AFS held at the end of the period. The accumulated balance of OTTI credit losses recognized in earnings on securities AFS held at period end was zero at both September 30, 2019 and 2018.

Notes to Consolidated Financial Statements (Unaudited), continued

NOTE 6 - LOANS

Composition of Loan Portfolio

(Dollars in millions)	September 30, 2019	December 31, 2018
Commercial loans:
C&I [1]	$73,374	$71,137
CRE	9,491	7,265
Commercial construction	2,142	2,538

Total commercial LHFI	85,007	80,940

Consumer loans:
Residential mortgages - guaranteed	457	459
Residential mortgages - nonguaranteed [2]	28,810	28,836
Residential home equity products	8,696	9,468
Residential construction	144	184
Guaranteed student	7,146	7,229
Other direct	12,431	10,615
Indirect	14,060	12,419
Credit cards	1,704	1,689

Total consumer LHFI	73,448	70,899

LHFI	$158,455	$151,839

LHFS [3]	$2,006	$1,468

[1]

Includes $4.0 billion and $4.1 billion of sales-type, direct financing, and leveraged leases at September 30, 2019 and December 31, 2018, respectively. Includes $817 million and $796 million of installment loans at September 30, 2019 and December 31, 2018, respectively.

[2]	Includes $124 million and $163 million measured at fair value at September 30, 2019 and December 31, 2018, respectively.
[3]	Includes $1.5 billion and $1.2 billion measured at fair value at September 30, 2019 and December 31, 2018, respectively.

LHFI Purchases, Sales, and Transfers

	Three Months Ended September 30		Nine Months Ended September 30
(Dollars in millions)	2019	2018	2019	2018
Non-routine LHFI purchases [1,2]:
Consumer loans	$160	$101	$418	$101
Routine LHFI purchases [2,3]:
Consumer loans	517	545	1,433	1,568
LHFI sales [4,5]:
Commercial loans	171	14	387	87
Consumer loans	—	—	432	100
Transfers from:
LHFI to LHFS			812	449
LHFS to LHFI			17	23
LHFI to OREO			33	44

[1]	Purchases are episodic in nature and are conducted based on specific business strategies.
[2]	Represents UPB of loans purchased.
[3]	Purchases are routine in nature and are conducted in the normal course of business.
[4]	Excludes sales of loans originated for sale and loans recorded at fair value conducted in the normal course of business.
[5]

The net gain on LHFI sales was $47 million for the nine months ended September 30, 2019, and was immaterial for the three months ended September 30, 2019 as well as the three and nine months ended September 30, 2018.

At September 30, 2019 and December 31, 2018, the Company had $33.3 billion and $28.1 billion of net eligible loan collateral pledged to the Federal Reserve discount window to support $24.4 billion and $21.3 billion of available, unused borrowing capacity, respectively.

At September 30, 2019 and December 31, 2018, the Company had $39.8 billion and $39.2 billion of net eligible loan collateral pledged to the FHLB of Atlanta to support $32.5 billion and $31.0 billion of available borrowing capacity, respectively. The available FHLB borrowing capacity at September 30, 2019 was used to support $7.5 billion of advances and $4.2 billion of letters of credit issued on the Company’s behalf. At December 31, 2018, the available FHLB borrowing capacity was used to support $5.0 billion of advances and $5.8 billion of letters of credit issued on the Company’s behalf.

Credit Quality Evaluation

The Company evaluates the credit quality of its LHFI portfolio by employing a dual internal risk rating system, which assigns both PD and LGD ratings to derive expected losses. Assignment of these ratings are predicated upon numerous factors, including consumer credit risk scores, rating agency information, borrower/guarantor financial capacity, LTV ratios, collateral type, debt service coverage ratios, collection experience, other internal metrics/analyses, and/or qualitative assessments.

For the commercial portfolio, the Company believes that the most appropriate credit quality indicator is an individual loan’s risk assessment expressed according to the broad regulatory agency classifications of Pass or Criticized. The Company conforms to the following regulatory classifications for Criticized assets: Other Assets Especially Mentioned (or Special Mention), Substandard, Doubtful, and Loss. However, for the purposes of disclosure, management believes the most meaningful distinction within the Criticized categories is between Criticized accruing (which includes Special Mention and a portion of Substandard) and Criticized nonaccruing (which includes a portion of Substandard as well as Doubtful and Loss). This distinction identifies those relatively higher risk loans for which there is a basis to believe that the Company will not collect all amounts due under those loan agreements. The Company’s risk rating system is more granular, with multiple risk ratings in both the Pass and Criticized categories. Pass ratings reflect relatively low PDs; whereas, Criticized assets have higher PDs. The granularity in Pass ratings assists in establishing pricing, loan structures, approval requirements, reserves, and ongoing credit management requirements. Commercial risk ratings are refreshed at least annually, or more frequently as appropriate, based upon considerations such as market conditions, borrower characteristics, and portfolio trends. Additionally, management routinely reviews portfolio risk ratings, trends, and concentrations to support risk identification and mitigation activities. As reflected in the following risk rating table, the increase in Criticized C&I loans at September 30, 2019 compared to December 31, 2018, was due to certain borrower downgrades that occurred during 2019.

Notes to Consolidated Financial Statements (Unaudited), continued

For consumer loans, the Company monitors credit risk based on indicators such as delinquencies and FICO scores. The Company believes that consumer credit risk, as assessed by the industry-wide FICO scoring method, is a relevant credit quality indicator. Borrower-specific FICO scores are obtained at origination as part of the Company’s formal underwriting process, and refreshed FICO scores are obtained by the Company at least quarterly.

For guaranteed loans, the Company monitors the credit quality based primarily on delinquency status, as it is a more relevant indicator of credit quality due to the government guarantee. At September 30, 2019 and December 31, 2018, 29% and 27%, respectively, of guaranteed residential mortgages were current with respect to payments. At September 30, 2019 and December 31, 2018, 78% and 72%, respectively, of guaranteed student loans were current with respect to payments. The Company’s loss exposure on guaranteed residential mortgages and student loans is mitigated by the government guarantee.

LHFI by credit quality indicator are presented in the following tables:

	Commercial Loans
	C&I		CRE		Commercial Construction
(Dollars in millions)	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018
Risk rating:
Pass	$70,739	$69,095	$9,410	$7,165	$2,082	$2,459
Criticized accruing	2,285	1,885	80	98	60	79
Criticized nonaccruing	350	157	1	2	—	—

Total	$73,374	$71,137	$9,491	$7,265	$2,142	$2,538

	Consumer Loans [1]
	Residential Mortgages - Nonguaranteed		Residential Home Equity Products		Residential Construction
(Dollars in millions)	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018
Current FICO score range:
700 and above	$25,985	$25,764	$7,406	$8,060	$116	$151
620 - 699	2,219	2,367	929	1,015	22	27
Below 620 [2]	606	705	361	393	6	6

Total	$28,810	$28,836	$8,696	$9,468	$144	$184

	Other Direct		Indirect		Credit Cards
(Dollars in millions)	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018
Current FICO score range:
700 and above	$10,671	$9,296	$10,904	$9,315	$1,145	$1,142
620 - 699	1,543	1,175	2,367	2,395	423	420
Below 620 [2]	217	144	789	709	136	127

Total	$12,431	$10,615	$14,060	$12,419	$1,704	$1,689

[1]

Excludes $7.1 billion and $7.2 billion of guaranteed student loans and $457 million and $459 million of guaranteed residential mortgages at September 30, 2019 and December 31, 2018, respectively, for which there was nominal risk of principal loss due to the government guarantee.

[2]	For substantially all loans with refreshed FICO scores below 620, the borrower’s FICO score at the time of origination exceeded 620 but has since deteriorated as the loan has seasoned.

Notes to Consolidated Financial Statements (Unaudited), continued

The LHFI portfolio by payment status is presented in the following tables:

	September 30, 2019
	Accruing
(Dollars in millions)	Current	30-89 Days Past Due	90+ Days Past Due	Nonaccruing [1]		Total
Commercial loans:
C&I	$72,955	$55	$14	$350		$73,374
CRE	9,486	3	1	1		9,491
Commercial construction	2,142	—	—	—		2,142

Total commercial LHFI	84,583	58	15	351		85,007

Consumer loans:
Residential mortgages - guaranteed	131	25	301	—	[3]	457
Residential mortgages - nonguaranteed [2]	28,620	55	10	125		28,810
Residential home equity products	8,534	61	1	100		8,696
Residential construction	135	1	—	8		144
Guaranteed student	5,563	543	1,040	—	[3]	7,146
Other direct	12,362	53	5	11		12,431
Indirect	13,951	103	1	5		14,060
Credit cards	1,666	18	20	—		1,704

Total consumer LHFI	70,962	859	1,378	249		73,448

Total LHFI	$155,545	$917	$1,393	$600		$158,455

[1] Includes nonaccruing LHFI past due 90 days or more of $306 million. Nonaccruing LHFI past due fewer than 90 days include nonaccrual LHFI modified in TDRs, performing second lien LHFI where the first lien loan is nonperforming, and certain energy-related commercial LHFI.

[2] Includes $124 million of LHFI measured at fair value, the majority of which were accruing current.

[3] Guaranteed LHFI are not placed on nonaccrual status regardless of delinquency because collection of principal and interest is reasonably assured by the government.

	December 31, 2018
	Accruing
(Dollars in millions)	Current	30-89 Days Past Due	90+ Days Past Due	Nonaccruing [1]		Total
Commercial loans:
C&I	$70,901	$64	$15	$157		$71,137
CRE	7,259	3	1	2		7,265
Commercial construction	2,538	—	—	—		2,538

Total commercial LHFI	80,698	67	16	159		80,940

Consumer loans:
Residential mortgages - guaranteed	125	39	295	—	[3]	459
Residential mortgages - nonguaranteed [2]	28,552	70	10	204		28,836
Residential home equity products	9,268	62	—	138		9,468
Residential construction	170	3	—	11		184
Guaranteed student	5,236	685	1,308	—	[3]	7,229
Other direct	10,559	45	4	7		10,615
Indirect	12,286	125	1	7		12,419
Credit cards	1,654	17	18	—		1,689

Total consumer LHFI	67,850	1,046	1,636	367		70,899

Total LHFI	$148,548	$1,113	$1,652	$526		$151,839

[1] Includes nonaccruing LHFI past due 90 days or more of $306 million. Nonaccruing LHFI past due fewer than 90 days include nonaccrual LHFI modified in TDRs, performing second lien LHFI where the first lien loan is nonperforming, and certain energy-related commercial LHFI.

[2] Includes $163 million of LHFI measured at fair value, the majority of which were accruing current.

[3] Guaranteed LHFI are not placed on nonaccrual status regardless of delinquency because collection of principal and interest is reasonably assured by the government.

Notes to Consolidated Financial Statements (Unaudited), continued

Impaired Loans

A loan is considered impaired when it is probable that the Company will be unable to collect all amounts due, including principal and interest, according to the contractual terms of the agreement. Commercial nonaccrual loans greater than $3 million and certain commercial and consumer LHFI whose terms have been modified in a TDR are individually evaluated for impairment. Smaller-balance homogeneous

LHFI that are collectively evaluated for impairment and LHFI measured at fair value are not included in the following tables. Additionally, the following tables exclude guaranteed student loans and guaranteed residential mortgages for which there was nominal risk of principal loss due to the government guarantee.

	September 30, 2019			December 31, 2018
(Dollars in millions)	Unpaid Principal Balance	Carrying [1] Value	Related ALLL	Unpaid Principal Balance	Carrying [1] Value	Related ALLL
Impaired LHFI with no ALLL recorded:
Commercial loans:
C&I	$48	$39	$—	$132	$79	$—
CRE	—	—	—	10	—	—

Total commercial LHFI with no ALLL recorded	48	39	—	142	79	—

Consumer loans:
Residential mortgages - nonguaranteed	354	283	—	501	397	—
Residential construction	7	4	—	12	7	—

Total consumer LHFI with no ALLL recorded	361	287	—	513	404	—

Impaired LHFI with an ALLL recorded:
Commercial loans:
C&I	311	300	71	81	70	13

Total commercial LHFI with an ALLL recorded	311	300	71	81	70	13

Consumer loans:
Residential mortgages - nonguaranteed	561	561	54	1,006	984	96
Residential home equity products	753	721	41	849	799	44
Residential construction	70	68	5	79	76	6
Other direct	57	57	1	57	57	1
Indirect	136	135	4	133	133	5
Credit cards	12	12	3	30	9	2

Total consumer LHFI with an ALLL recorded	1,589	1,554	108	2,154	2,058	154

Total impaired LHFI	$2,309	$2,180	$179	$2,890	$2,611	$167

[1] Carrying value reflects charge-offs that have been recognized plus other amounts that have been applied to adjust the net book balance.

Included in the impaired LHFI carrying values above at September 30, 2019 and December 31, 2018 were $1.8 billion and $2.3 billion, respectively, of accruing TDRs held for investment, of which 97% were current. This reduction was driven by our sale of $465 million of accruing TDRs in the second quarter of 2019 for a net gain on sale of $44 million. See Note 1, “Significant Accounting Policies,” to the Company’s 2018 Annual Report on Form 10-K, for further information regarding the Company’s loan impairment policy.

Notes to Consolidated Financial Statements (Unaudited), continued

	Three Months Ended September 30				Nine Months Ended September 30
	2019		2018		2019		2018
	Average	Interest [1]	Average	Interest [1]	Average	Interest [1]	Average	Interest [1]
	Carrying	Income	Carrying	Income	Carrying	Income	Carrying	Income
(Dollars in millions)	Value	Recognized	Value	Recognized	Value	Recognized	Value	Recognized
Impaired LHFI with no ALLL recorded:
Commercial loans:
C&I	$40	$—	$44	$—	$41	$—	$45	$1
CRE	—	—	20	—	—	—	20	—

Total commercial LHFI with no ALLL recorded	40	—	64	—	41	—	65	1

Consumer loans:
Residential mortgages - nonguaranteed	284	4	381	4	287	12	386	11
Residential construction	4	—	7	—	4	—	7	—

Total consumer LHFI with no ALLL recorded	288	4	388	4	291	12	393	11

Impaired LHFI with an ALLL recorded:
Commercial loans:
C&I	303	2	177	—	305	8	176	3
CRE	—	—	21	—	—	—	22	—

Total commercial LHFI with an ALLL recorded	303	2	198	—	305	8	198	3

Consumer loans:
Residential mortgages - nonguaranteed	562	8	1,027	13	565	28	1,031	39
Residential home equity products	723	8	824	9	732	25	833	27
Residential construction	68	1	80	1	69	3	82	4
Other direct	58	1	57	1	58	3	58	3
Indirect	139	2	134	2	147	5	141	5
Credit cards	12	—	8	—	11	1	8	1

Total consumer LHFI with an ALLL recorded	1,562	20	2,130	26	1,582	65	2,153	79

Total impaired LHFI	$2,193	$26	$2,780	$30	$2,219	$85	$2,809	$94

[1]

Of the interest income recognized during the three and nine months ended September 30, 2019, cash basis interest income was immaterial and $ 9 million, respectively. Of the interest income recognized during the three and nine months ended September 30, 2018, cash basis interest income was immaterial.

Notes to Consolidated Financial Statements (Unaudited), continued

NPAs are presented in the following table:

(Dollars in millions)	September 30, 2019	December 31, 2018
NPAs:
Commercial NPLs:
C&I	$350	$157
CRE	1	2
Consumer NPLs:
Residential mortgages - nonguaranteed	125	204
Residential home equity products	100	138
Residential construction	8	11
Other direct	11	7
Indirect	5	7

Total nonaccrual LHFI/NPLs [1]	600	526
OREO [2]	52	54
Other repossessed assets	8	9
Nonperforming LHFS	1	—

Total NPAs	$661	$589

[1]	Nonaccruing restructured LHFI are included in total nonaccrual LHFI/NPLs.
[2]

Does not include foreclosed real estate related to loans insured by the FHA or guaranteed by the VA. Proceeds due from the FHA and the VA are recorded as a receivable in Other assets in the Consolidated Balance Sheets until the property is conveyed and the funds are received. The receivable related to proceeds due from the FHA and the VA totaled $43 million and $50 million at September 30, 2019 and December 31, 2018, respectively.

The Company’s recorded investment of nonaccruing LHFI secured by residential real estate properties for which formal foreclosure proceedings were in process at September 30, 2019 and December 31, 2018 was $73 million and $93 million, respectively. The Company’s recorded investment of accruing LHFI secured by residential real estate properties for which formal foreclosure proceedings were in process at September 30, 2019 and December 31, 2018 was $123 million and $110 million, of which $115 million and $103 million were insured by the FHA or guaranteed by the VA, respectively.

At September 30, 2019, OREO included $50 million of foreclosed residential real estate properties and $1 million of foreclosed commercial real estate properties, with the remaining $1 million related to land.

At December 31, 2018, OREO included $50 million of foreclosed residential real estate properties and $2 million of foreclosed commercial real estate properties, with the remaining $2 million related to land.

Notes to Consolidated Financial Statements (Unaudited), continued

Restructured Loans

A TDR is a loan for which the Company has granted an economic concession to a borrower in response to financial difficulty experienced by the borrower, which the Company would not have considered otherwise. When a loan is modified under the terms of a TDR, the Company typically offers the borrower an extension of the loan maturity date and/or a reduction in the original contractual interest rate. In limited situations, the Company may offer to restructure a loan in a manner that ultimately results in the forgiveness of a contractually specified principal balance.

At both September 30, 2019 and December 31, 2018, the Company had an immaterial amount of commitments to lend additional funds to debtors whose terms have been modified in a TDR. The number and carrying value of loans modified under the terms of a TDR, by type of modification, are presented in the following tables:

	Three Months Ended September 30, 2019 [1]
(Dollars in millions)	Number of Loans Modified	Rate Modification	Term Extension and/or Other Concessions	Total
Commercial loans:
C&I	32	$—	$12	$12
Consumer loans:
Residential mortgages - nonguaranteed	30	2	2	4
Residential home equity products	54	—	3	3
Other direct	234	—	3	3
Indirect	634	—	16	16
Credit cards	537	3	—	3

Total TDR additions	1,521	$5	$36	$41

[1]	Includes loans modified under the terms of a TDR that were charged-off during the period.

	Nine Months Ended September 30, 2019 [1]
(Dollars in millions)	Number of Loans Modified	Rate Modification	Term Extension and/or Other Concessions	Total
Commercial loans:
C&I	88	$1	$17	$18
Consumer loans:
Residential mortgages - nonguaranteed	88	4	7	11
Residential home equity products	215	2	13	15
Other direct	642	—	10	10
Indirect	1,755	—	42	42
Credit cards	1,531	7	—	7

Total TDR additions	4,319	$14	$89	$103

[1]	Includes loans modified under the terms of a TDR that were charged-off during the period.

Notes to Consolidated Financial Statements (Unaudited), continued

	Three Months Ended September 30, 2018 [1]
(Dollars in millions)	Number of Loans Modified	Rate Modification	Term Extension and/or Other Concessions	Total
Commercial loans:
C&I	47	$—	$16	$16
Consumer loans:
Residential mortgages - nonguaranteed	48	3	7	10
Residential home equity products	130	1	11	12
Other direct	141	—	2	2
Indirect	559	—	14	14
Credit cards	345	1	—	1

Total TDR additions	1,270	$5	$50	$55

[1]	Includes loans modified under the terms of a TDR that were charged-off during the period.

	Nine Months Ended September 30, 2018 [1]
(Dollars in millions)	Number of Loans Modified	Rate Modification	Term Extension and/or Other Concessions	Total
Commercial loans:
C&I	122	$—	$75	$75
Consumer loans:
Residential mortgages - nonguaranteed	267	18	46	64
Residential home equity products	410	1	34	35
Residential construction	4	—	—	—
Other direct	469	—	6	6
Indirect	1,954	—	46	46
Credit cards	1,079	4	—	4

Total TDR additions	4,305	$23	$207	$230

[1]	Includes loans modified under the terms of a TDR that were charged-off during the period.

TDRs that defaulted during the three and nine months ended September 30, 2019 and 2018, which were first modified within the previous twelve months, were immaterial. The majority of loans that were modified under the terms of a TDR and subsequently became 90 days or more delinquent have remained on nonaccrual status since the time of delinquency.

Concentrations of Credit Risk

The Company does not have a significant concentration of credit risk to any individual client except for the U.S. government and its agencies. However, a geographic concentration arises because the majority of the Company’s LHFI portfolio represents borrowers that reside in Florida, Georgia, Virginia, Texas, and Maryland. The Company’s cross-border outstanding loans totaled $1.9 billion and $1.8 billion at September 30, 2019 and December 31, 2018, respectively.

With respect to collateral concentration, the Company’s recorded investment in residential real estate secured LHFI totaled $38.1 billion at September 30, 2019 and represented 24% of total LHFI. At December 31, 2018, the Company’s recorded investment in residential real estate secured LHFI totaled $38.9 billion and represented 26% of total LHFI. Additionally, at September 30, 2019 and December 31, 2018, the Company had commitments to extend credit on home equity lines of $10.6 billion and $10.3 billion, and had residential mortgage commitments outstanding of $5.7 billion and $2.7 billion, respectively. At both September 30, 2019 and December 31, 2018, 1% of the Company’s LHFI secured by residential real estate was insured by the FHA or guaranteed by the VA.

Notes to Consolidated Financial Statements (Unaudited), continued

NOTE 7 - ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses consists of the ALLL and the unfunded commitments reserve. Activity in the allowance for credit losses by LHFI segment is presented in the following tables:

	Three Months Ended September 30, 2019			Nine Months Ended September 30, 2019
(Dollars in millions)	Commercial	Consumer	Total	Commercial	Consumer	Total
ALLL, beginning of period	$1,202	$479	$1,681	$1,080	$535	$1,615
Provision for loan losses	42	88	130	208	201	409
Loan charge-offs	(35)	(104)	(139)	(88)	(289)	(377)
Loan recoveries	5	22	27	14	69	83
Other [1]	—	—	—	—	(31)	(31)

ALLL, end of period	1,214	485	1,699	1,214	485	1,699

Unfunded commitments reserve, beginning of period [2]	70	—	70	69	—	69
Provision for unfunded commitments	2	—	2	3	—	3

Unfunded commitments reserve, end of period [2]	72	—	72	72	—	72

Allowance for credit losses, end of period	$1,286	$485	$1,771	$1,286	$485	$1,771

[1]	Represents the allowance for restructured loans that were transferred from LHFI to LHFS in the first quarter of 2019 and subsequently sold in the second quarter of 2019.
[2]	The unfunded commitments reserve is recorded in Other liabilities in the Consolidated Balance Sheets.

	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
(Dollars in millions)	Commercial	Consumer	Total	Commercial	Consumer	Total
ALLL, beginning of period	$1,068	$582	$1,650	$1,101	$634	$1,735
Provision for loan losses	36	25	61	37	91	128
Loan charge-offs	(51)	(71)	(122)	(95)	(234)	(329)
Loan recoveries	9	25	34	19	70	89

ALLL, end of period	1,062	561	1,623	1,062	561	1,623

Unfunded commitments reserve, beginning of period [1]	72	—	72	79	—	79
(Benefit)/provision for unfunded commitments	—	—	—	(7)	—	(7)

Unfunded commitments reserve, end of period [1]	72	—	72	72	—	72

Allowance for credit losses, end of period	$1,134	$561	$1,695	$1,134	$561	$1,695

[1]	The unfunded commitments reserve is recorded in Other liabilities in the Consolidated Balance Sheets.

As discussed in Note 1, “Significant Accounting Policies,” to the Company’s 2018 Annual Report on Form 10-K, the ALLL is composed of both specific allowances for certain nonaccrual loans and TDRs, and general allowances for groups of LHFI with similar risk characteristics. No allowance is required for LHFI measured at fair value. Additionally, the Company records an immaterial allowance for LHFI products that are insured by federal agencies or guaranteed by GSEs, as there is nominal risk of principal loss.

Notes to Consolidated Financial Statements (Unaudited), continued

The Company’s LHFI portfolio and related ALLL are presented in the following tables:

	September 30, 2019
	Commercial Loans		Consumer Loans		Total
	Carrying	Related	Carrying	Related	Carrying	Related
(Dollars in millions)	Value	ALLL	Value	ALLL	Value	ALLL
LHFI evaluated for impairment:
Individually evaluated	$339	$71	$1,841	$108	$2,180	$179
Collectively evaluated	84,668	1,143	71,483	377	156,151	1,520

Total evaluated	85,007	1,214	73,324	485	158,331	1,699
LHFI measured at fair value	—	—	124	—	124	—

Total LHFI	$85,007	$1,214	$73,448	$485	$158,455	$1,699

	December 31, 2018
	Commercial Loans		Consumer Loans		Total
	Carrying	Related	Carrying	Related	Carrying	Related
(Dollars in millions)	Value	ALLL	Value	ALLL	Value	ALLL
LHFI evaluated for impairment:
Individually evaluated	$149	$13	$2,462	$154	$2,611	$167
Collectively evaluated	80,791	1,067	68,274	381	149,065	1,448

Total evaluated	80,940	1,080	70,736	535	151,676	1,615
LHFI measured at fair value	—	—	163	—	163	—

Total LHFI	$80,940	$1,080	$70,899	$535	$151,839	$1,615

NOTE 8 – GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

The Company conducts a qualitative goodwill assessment at the reporting unit level at least quarterly, or more frequently as events occur or circumstances change that would more-likely-than-not reduce the fair value of a reporting unit below its carrying amount. The Company performed a qualitative goodwill assessment for the Consumer and Wholesale reporting units in the first, second, and third quarters of 2019, and concluded that a quantitative goodwill impairment test was not necessary for either reporting unit as it was more-likely-than-not that the fair value of both reporting units were greater than their respective carrying amounts. See Note 1, “Significant Accounting Policies,” to the Company’s 2018 Annual Report on Form 10-K for additional information and the Company’s goodwill accounting policy.

There were no changes in the carrying amount of goodwill by reportable segment for the nine months ended September 30, 2019. Changes in the carrying amount of goodwill by reportable segment for the nine months ended September 30, 2018 are presented in the following table.

(Dollars in millions)	Consumer	Wholesale	Total
Balance, January 1, 2018	$4,262	$2,069	$6,331
Reallocation related to intersegment transfer of business banking clients	128	(128)	—

Balance, September 30, 2018	$4,390	$1,941	$6,331

Notes to Consolidated Financial Statements (Unaudited), continued

Other Intangible Assets

Changes in the carrying amount of other intangible assets are presented in the following table:

(Dollars in millions)	Residential MSRs - Fair Value	Commercial MSRs - Amortized Cost	Other	Total
Balance, January 1, 2019	$1,983	$66	$13	$2,062
Amortization [1]	—	(8)	(1)	(9)
Servicing rights originated	237	14	—	251
Changes in fair value:
Due to changes in inputs and assumptions [2]	(439)	—	—	(439)
Other changes in fair value [3]	(215)	—	—	(215)
Servicing rights sold	(2)	—	—	(2)

Balance, September 30, 2019	$1,564	$72	$12	$1,648

Balance, January 1, 2018	$1,710	$65	$16	$1,791
Amortization [1]	—	(11)	(2)	(13)
Servicing rights originated	250	10	—	260
Servicing rights purchased	89	—	—	89
Changes in fair value:
Due to changes in inputs and assumptions [2]	198	—	—	198
Other changes in fair value [3]	(183)	—	—	(183)
Servicing rights sold	(2)	—	—	(2)

Balance, September 30, 2018	$2,062	$64	$14	$2,140

[1]	Does not include expense associated with community development investments. See Note 11, “Certain Transfers of Financial Assets and Variable Interest Entities,” for additional information.
[2]	Primarily reflects changes in option adjusted spreads and prepayment speed assumptions due to changes in interest rates.
[3]	Represents changes due to the collection of expected cash flows, net of accretion due to the passage of time.

The gross carrying value and accumulated amortization of other intangible assets are presented in the following table:

	September 30, 2019			December 31, 2018
(Dollars in millions)	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Amortized other intangible assets [1]:
Commercial MSRs	$109	($37)	$72	$95	($29)	$66
Other	6	(6)	—	6	(5)	1
Unamortized other intangible assets:
Residential MSRs	1,564	—	1,564	1,983	—	1,983
Other	12	—	12	12	—	12

Total other intangible assets	$1,691	($43)	$1,648	$2,096	($34)	$2,062

[1]	Excludes other intangible assets that are indefinite-lived, carried at fair value, or fully amortized.

Servicing Rights

The Company acquires servicing rights and retains servicing rights for certain of its sales or securitizations of residential mortgages and commercial loans. Servicing rights on residential and commercial mortgages are capitalized by the Company and are classified as Other intangible assets on the Company’s Consolidated Balance Sheets.

Residential Mortgage Servicing Rights

Income earned by the Company on its residential MSRs is derived primarily from contractually specified mortgage servicing fees and late fees, net of curtailment costs, and is presented in the following table.

	Three Months Ended		Nine Months Ended
	September 30		September 30
(Dollars in millions)	2019	2018	2019	2018
Income from residential MSRs [1]	$110	$108	$331	$322

[1]	Recognized in Mortgage-related income in the Consolidated Statements of Income.

The UPB of residential mortgage loans serviced for third parties is presented in the following table:

	September 30,	December 31,
(Dollars in millions)	2019	2018
UPB of loans underlying residential MSRs	$135,029	$140,801

Notes to Consolidated Financial Statements (Unaudited), continued

No MSRs on residential loans were purchased during the nine months ended September 30, 2019. The Company purchased MSRs on residential loans with a UPB of $7.0 billion during the nine months ended September 30, 2018. During the nine months ended September 30, 2019 and 2018, the Company sold MSRs on residential loans, at a price approximating their fair value, with a UPB of $708 million and $781 million, respectively.

The Company measures the fair value of its residential MSRs using a valuation model that calculates the present value of estimated future net servicing income using prepayment projections, spreads, and other assumptions. The Consumer Valuation Committee reviews and approves all significant assumption changes at least annually, drawing upon various market and empirical data sources. Changes to valuation model inputs are reflected in the periods’ results. For additional information regarding the Company’s residential MSR valuation methodology, see Note 20, “Fair Value Election and Measurement,” to the Company’s 2018 Annual Report on Form 10-K.

A summary of the significant unobservable inputs used to estimate the fair value of the Company’s residential MSRs and the uncertainty of the fair values in response to 10% and 20% adverse changes in those inputs at the reporting date are presented in the following table.

(Dollars in millions)	September 30, 2019	December 31, 2018
Fair value of residential MSRs	$1,564	$1,983
Prepayment rate assumption (annual)	15%	13%
Decline in fair value from 10% adverse change	$95	$96
Decline in fair value from 20% adverse change	180	183
Option adjusted spread (annual)	3%	2%
Decline in fair value from 10% adverse change	$28	$44
Decline in fair value from 20% adverse change	56	86
Weighted-average life (in years)	4.4	5.5
Weighted-average coupon	4.0%	4.0%

Residential MSR uncertainties are hypothetical and should be used with caution. Changes in fair value based on variations in assumptions generally cannot be extrapolated because (i) the relationship of the change in an assumption to the change in fair value may not be linear and (ii) changes in one assumption may result in changes in another, which might magnify or counteract the uncertainties. The uncertainties do not reflect the effect of hedging activity undertaken by the Company to offset changes in the fair value of MSRs. See Note 16, “Derivative Financial Instruments,” for further information regarding these hedging activities.

Commercial Mortgage Servicing Rights

Income earned by the Company on its commercial MSRs is derived primarily from contractually specified servicing fees and other ancillary fees. The Company also earns income from subservicing certain third party commercial mortgages for which the Company does not record servicing rights.

The following table presents the Company’s income earned from servicing commercial mortgages.

	Three Months Ended		Nine Months Ended
	September 30		September 30
(Dollars in millions)	2019	2018	2019	2018
Income from commercial MSRs [1]	$6	$5	$19	$20
Income from subservicing third party commercial mortgages [1]	5	3	13	9

[1]	Recognized in Commercial real estate-related income in the Consolidated Statements of Income.

The UPB of commercial mortgage loans serviced for third parties is presented in the following table:

(Dollars in millions)	September 30, 2019	December 31, 2018
UPB of commercial mortgages subserviced for third parties	$32,725	$28,140
UPB of loans underlying commercial MSRs	7,391	6,399

Total UPB of commercial mortgages serviced for third parties	$40,116	$34,539

No commercial MSRs were purchased or sold during the nine months ended September 30, 2019 and 2018.

Commercial MSRs are accounted for at amortized cost and are monitored for impairment on an ongoing basis. The Company calculates the fair value of commercial MSRs based on the present value of estimated future net servicing income, considering prepayment projections and other assumptions. Impairment, if any, is recognized when the carrying value of the servicing asset exceeds the fair value at the measurement date. The amortized cost of the Company’s commercial MSRs was $72 million and $66 million at September 30, 2019 and December 31, 2018, respectively.

A summary of the significant unobservable inputs used to estimate the fair value of the Company’s commercial MSRs and the uncertainty of the fair values in response to 10% and 20% adverse changes in those inputs at the reporting date, are presented in the following table.

(Dollars in millions)	September 30, 2019	December 31, 2018
Fair value of commercial MSRs	$80	$77
Discount rate (annual)	12%	12%
Decline in fair value from 10% adverse change	$3	$3
Decline in fair value from 20% adverse change	6	6
Prepayment rate assumption (annual)	7%	5%
Decline in fair value from 10% adverse change	$1	$1
Decline in fair value from 20% adverse change	2	2
Weighted-average life (in years)	8.6	8.1
Float earnings rate (annual)	1.1%	1.1%

Commercial MSR uncertainties are hypothetical and should be used with caution.

Notes to Consolidated Financial Statements (Unaudited), continued

NOTE 9 - OTHER ASSETS

The components of other assets are presented in the following table:

(Dollars in millions)	September 30, 2019	December 31, 2018
Equity securities [1]:
Marketable equity securities:
Mutual fund investments	$66	$79
Other equity	10	16
Nonmarketable equity securities:
Federal Reserve Bank stock	403	403
FHLB stock	334	227
Other equity	84	68
Tax credit investments [2]	1,998	1,722
Bank-owned life insurance	1,652	1,627
Lease assets:
Operating lease right-of-use assets [3]	1,110	—
Underlying lessor assets subject to operating leases, net [3]	1,090	1,205
Build-to-suit lease assets	993	735
Accrued income	1,106	1,106
Accounts receivable	825	602
Pension assets, net	499	484
Prepaid expenses	285	231
OREO	52	54
Other	489	432

Total other assets	$10,996	$8,991

[1]

Does not include equity securities held for trading purposes classified as Trading assets and derivative instruments or Trading liabilities and derivative instruments on the Company’s Consolidated Balance Sheets. See Note 4, “Trading Assets and Liabilities and Derivative Instruments,” for more information.

[2]	See Note 11, “Certain Transfers of Financial Assets and Variable Interest Entities,” for additional information.
[3]	See Note 10, “Leases,” for additional information.

Equity Securities Not Classified as Trading Assets or Liabilities

Equity securities with readily determinable fair values (marketable) that are not held for trading purposes are recorded at fair value and include mutual fund investments and other publicly traded equity securities.

Equity securities without readily determinable fair values (nonmarketable) that are not held for trading purposes include Federal Reserve Bank of Atlanta and FHLB of Atlanta capital stock, both held at cost, as well as other equity securities that the Company elected to account for under the measurement alternative. See Note 1, “Significant Accounting Policies,” to the Company’s 2018 Annual Report on Form 10-K for additional information on the Company’s accounting policy for equity securities.

The following table summarizes net gains/(losses) on equity securities not classified as trading assets:

	Three Months Ended		Nine Months Ended
	September 30		September 30
(Dollars in millions)	2019	2018	2019	2018
Net (losses)/gains on marketable equity securities [1]	($6)	($4)	($3)	$10
Net gains/(losses) on nonmarketable equity securities:
Remeasurement losses and impairment	—	—	—	—
Remeasurement gains [1]	16	7	16	30
Less: Net realized gains on sale	—	—	—	—

Total net unrealized gains on non- trading equity securities	$10	$3	$13	$40

[1]	Recognized in Other noninterest income in the Company’s Consolidated Statements of Income.

Bank-Owned Life Insurance

Bank-owned life insurance consists of life insurance policies held on certain employees for which the Company is the beneficiary. These policies provide the Company an efficient form of funding for retirement and other employee benefits costs.

Build-to-Suit Lease Assets

Build-to-suit lease assets includes assets under construction associated with the Company’s build-to-suit leasing arrangements for clients. A direct financing lease, sales-type lease, or operating lease is created after construction of the build-to-suit lease asset is complete.

Accrued Income

Accrued income consists primarily of interest and other income accrued on the Company’s LHFI. Interest income on loans, except those classified as nonaccrual, is accrued based upon the outstanding principal amounts using the effective yield method. See Note 1, “Significant Accounting Policies,” to the Company’s 2018 Annual Report on Form 10-K for information regarding the Company’s accounting policy for loans.

Accounts Receivable

Accounts receivable consists primarily of receivables from brokers, dealers, and customers related to pending loan trades, unsettled trades of securities, loan-related advances, and investment securities income due but not received. Accounts receivable also includes proceeds due from the FHA and the VA on foreclosed real estate related to loans that are insured by the FHA or guaranteed by the VA.

Pension Assets

Pension assets (net) represent the funded status of the Company’s overfunded pension and other postretirement benefits plans, measured as the difference between the fair value of plan assets and the benefit obligation at period end.

Notes to Consolidated Financial Statements (Unaudited), continued

NOTE 10 - LEASES

The Company adopted ASC Topic 842, Leases, on January 1, 2019 using a modified retrospective transition approach. As permitted by ASC 842, the Company elected not to reassess (i) whether any expired or existing contracts are leases or contain leases, (ii) the lease classification of any expired or existing leases, and (iii) the initial direct costs for existing leases.

Lessee Accounting

The Company’s right-of-use assets, lease liabilities, and associated balance sheet classifications are presented in the following table:

(Dollars in millions)	Classification	September 30, 2019
Assets:
Operating lease right-of-use assets	Other assets	$1,110
Finance lease right-of-use assets	Premises, property, and equipment, net	24

Total right-of-use assets		$1,134

Liabilities:
Operating leases	Other liabilities	$1,189
Finance leases	Long-term debt	26

Total lease liabilities		$1,215

The Company leases certain assets, consisting primarily of real estate, and assesses at contract inception whether a contract is, or contains, a lease. A right-of-use asset and lease liability is recorded on the balance sheet for all leases except those with an original lease term of twelve months or less.

The Company’s leases typically have lease terms between five years and ten years, with the longest lease term having an expiration date in 2081. Most of these leases include one or more renewal options for five years or less, and certain leases also include lessee termination options. At lease commencement, the Company assesses whether it is reasonably certain to exercise a renewal option, or reasonably certain not to exercise a termination option, by considering various economic factors. Options that are reasonably certain of being exercised are factored into the determination of the lease term, and related payments are included in the calculation of the right-of-use asset and lease liability.

The Company uses its incremental borrowing rate to calculate the present value of lease payments when the interest rate implicit in a lease is not disclosed. Variable lease payments that are linked to a certain rate or index, such as the CPI, are included in the present value of lease payments and measured using the prevailing rate or index at lease commencement, with changes in the associated rate or index recognized in earnings during the period in which the change occurs. The right-of-use asset and lease liability are not remeasured as a result of any subsequent change in the index or rate unless remeasurement is required for another reason. Variable lease payments that are not linked to a certain rate or index are comprised primarily of operating costs. The Company accounts for each separate lease component of a contract and its associated non-lease components as a single lease component for all of its real estate leases.

At September 30, 2019, the Company had operating leases that had not yet commenced with undiscounted cash flows totaling less than $100 million. Leases that do not commence until a future date generally include executed ground and office space leases where construction is underway and the Company does not control the underlying asset during the construction.

The components of total lease cost and other supplemental lease information are presented in the following tables:

(Dollars in millions)	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Components of total lease cost:
Operating lease cost	$49	$152
Finance lease cost:
Amortization of right-of-use assets	1	3
Variable lease cost	10	27
Less: Sublease income	(1)	(4)

Total lease cost, net	$59	$178

Notes to Consolidated Financial Statements (Unaudited), continued

(Dollars in millions)	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Supplemental lease information
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$47	$144
Operating cash flows from finance leases	1	1
Financing cash flows from finance leases	3	5
Lease liabilities arising from obtaining right-of-use assets (subsequent to adoption):
Operating leases	7	30
Finance leases	—	11

Weighted average remaining lease terms and discount rates are presented in the following table:

(Dollars in millions)	September 30, 2019
Weighted-average remaining lease term (in years):
Operating leases	8.0
Finance leases	7.0
Weighted-average discount rate (annual):
Operating leases	3.3%
Finance leases	6.6

The following table presents a maturity analysis of the Company’s operating and finance lease liabilities at September 30, 2019:

(Dollars in millions)	Operating Leases	Finance Leases	Total
Year 1	$185	$5	$190
Year 2	194	5	199
Year 3	179	5	184
Year 4	158	5	163
Year 5	140	3	143
Thereafter	518	11	529

Total lease payments	1,374	34	1,408
Less: Imputed interest	(185)	(8)	(193)

Present value of lease liabilities	$1,189	$26	$1,215

Lessor Accounting

The Company’s two primary lessor businesses are equipment financing and structured real estate. In addition, the Company is the lessor in circumstances where a portion of its corporate owned real estate is leased to other tenants.

Payment terms are typically fixed; however, some agreements contain variable lease payments linked to an index or rate, such as the CPI or LIBOR. In certain agreements, lease payments increase based on a fixed percentage after a set duration of time. Variable lease payments that are based on an index or rate are included in the net lease investment for sales-type or direct financing leases, and are included in lease receivables for operating leases using the prevailing index or rate at lease commencement. The Company has elected to exclude its sales tax collection and remission activity from being reported as lease revenue with an associated expense.

The Company’s leases generally do not contain non-lease components. If a lease does contain non-lease components, the Company has elected not to separate lease and non-lease components for each class of underlying asset in which it is the lessor, when the timing and patterns of revenue recognition for the components are the same, and the lease component, if accounted for separately, would be classified as an operating lease.

Equipment Financing

The Company finances various types of essential-use business equipment, such as transportation and construction equipment, under operating, sales-type, and direct financing leases. Lease terms are generally noncancelable and range between three years and fifteen years. Most lease agreements contain renewal options that range from one month to three years, and are generally reset at the effective fair market value at time of renewal. Certain lease agreements also include an option to purchase the lease asset at least twelve months prior to the end of the lease term.

The Company evaluates various inputs when estimating the amount it expects to derive from the underlying asset following the end of the lease term, including but not limited to, appraisals and inputs from third party sources, and historical portfolio experience. The Company manages residual risk on an individual lease basis, and in certain cases, obtains lessee residual value guarantees or enters into remarketing agreements in the event of lessee default or lease termination. The Company performs a review of residual risk annually and obtains a third party appraisal for the majority of leased assets. At September 30, 2019, the carrying amount of residual assets covered by residual value guarantees was $106 million.

Notes to Consolidated Financial Statements (Unaudited), continued

Structured Real Estate

The Company offers structured real estate arrangements, including build-to-suit arrangements, whereby real property is leased to corporate clients under operating, sales-type, and direct financing leases. These leases typically have noncancelable terms that range between fifteen years and twenty years as well as multiple renewal options that can extend a lease up to an additional twenty years. These leases generally do not have termination or purchase options.

When a lease asset is acquired, the amount the Company expects to derive from the underlying asset is estimated using property appraisal values and assumptions regarding the economic life of the asset. The Company manages residual risk through continuous monitoring of the associated asset and credit quality of the lessee, which may include site visits to view the property and surrounding area. In certain cases, the Company may obtain third party residual value guarantees. In most instances, there are no lessee residual value guarantees. Assets are reviewed at least annually for impairment. At September 30, 2019, the carrying amount of residual assets covered by residual value guarantees was $12 million.

The components of total lease income are presented in the following table:

(Dollars in millions)	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Interest income from sales-type and direct financing leases	$37	$111
Lease income relating to operating leases	52	157
Lease income relating to variable lease payments not included in the measurement of the lease receivable	1	3

Total lease income	$90	$271

Components of the Company’s net investment in sales-type and direct financing leases are presented in the following table:

(Dollars in millions)	September 30, 2019
Carrying amount of lease receivables	$3,657
Unguaranteed residual assets	149

Net investment in sales-type and direct financing lease assets [1]	$3,806

[1]	Included in LHFS and LHFI on the Company’s Consolidated Balance Sheets.

The following table presents a maturity analysis of the Company’s sales-type and direct financing lease receivables at September 30, 2019:

(Dollars in millions)	Sales-Type and Direct Financing Leases
Year 1	$876
Year 2	746
Year 3	585
Year 4	411
Year 5	328
Thereafter	1,256

Total lease receivables	4,202
Less: Reconciling items [1]	(545)

Present value of lease receivables	$3,657

[1]	Primarily comprised of interest and guaranteed residual assets.

Notes to Consolidated Financial Statements (Unaudited), continued

The following table presents a maturity analysis of the Company’s operating lease payments to be received as of September 30, 2019:

(Dollars in millions)	Operating Leases
Year 1	$191
Year 2	155
Year 3	127
Year 4	95
Year 5	94
Thereafter	225

Total lease payments to be received	$887

Underlying lessor assets subject to operating leases at September 30, 2019 consisted of the following:

(Dollars in millions)	Useful life (in years)	September 30, 2019
Underlying lessor assets subject to operating leases: [1]
Real estate [2]	15 -20	$116
Equipment	2 - 30	1,539

Total underlying lessor assets subject to operating leases		1,655
Less: Accumulated depreciation		(565)

Underlying lessor assets subject to operating leases, net [3]		$1,090

[1]	Excludes owned assets subject to operating leases that are held and used by the Company and which are included in Premises, property, and equipment, net, on the Company’s Consolidated Balance Sheets.
[2]	Includes certain land parcels subject to operating leases that have indefinite lives.
[3]	Included in Other Assets on the Company’s Consolidated Balance Sheets.

Depreciation expense on underlying assets subject to operating leases for the three and nine months ended September 30, 2019 totaled $35 million and $106 million, respectively.

NOTE 11 - CERTAIN TRANSFERS OF FINANCIAL ASSETS AND VARIABLE INTEREST ENTITIES

The Company has transferred loans and securities in sale or securitization transactions for which the Company retains certain beneficial interests, servicing rights, and/or recourse. These transfers of financial assets include certain residential mortgage loans, guaranteed student loans, and commercial loans, as discussed in the following section, “Transfers of Financial Assets.” Cash receipts on beneficial interests held related to these transfers were immaterial for the three and nine months ended September 30, 2019 and 2018.

When a transfer or other transaction occurs with a VIE, the Company first determines whether it has a VI in the VIE. A VI is typically in the form of securities representing retained interests in transferred assets and, at times, servicing rights, and for commercial mortgage loans sold to Fannie Mae, the loss share guarantee. See Note 15, “Guarantees,” for further discussion of the Company’s loss share guarantee. When determining whether to consolidate the VIE, the Company evaluates whether it is a primary beneficiary which has both (i) the power to direct the activities that most significantly impact the economic performance of the VIE, and (ii) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE.

To determine whether a transfer should be accounted for as a sale or a secured borrowing, the Company evaluates whether: (i) the transferred assets are legally isolated, (ii) the transferee has the right to pledge or exchange the transferred assets, and (iii) the Company has relinquished effective control of the transferred assets. If all three conditions are met, then the transfer is accounted for as a sale.

Except as specifically noted herein, the Company is not required to provide additional financial support to any of the entities to which the Company has transferred financial assets, nor has the Company provided any support it was not otherwise obligated to provide. No events occurred during the nine months ended September 30, 2019 that changed the Company’s previous conclusions regarding whether it is the primary beneficiary of the VIEs described herein. Furthermore, no events occurred during the nine months ended September 30, 2019 that changed the Company’s sale conclusion with regards to previously transferred residential mortgage loans, guaranteed student loans, or commercial loans.

Notes to Consolidated Financial Statements (Unaudited), continued

Transfers of Financial Assets

The following discussion summarizes transfers of financial assets to entities for which the Company has retained some level of continuing involvement.

Consumer Loans

Residential Mortgage Loans

The Company typically transfers first lien residential mortgage loans in conjunction with Ginnie Mae, Fannie Mae, and Freddie Mac securitization transactions, whereby the loans are exchanged for cash or securities that are readily redeemable for cash, and servicing rights are retained.

The Company sold residential mortgage loans to Ginnie Mae, Fannie Mae, and Freddie Mac, which resulted in pre-tax net gains of $108 million and $223 million for the three and nine months ended September 30, 2019, and pre-tax net gains of $46 million and $53 million for the three and nine months ended September 30, 2018, respectively. Net gains/losses on the sale of residential mortgage LHFS are recorded at inception of the associated IRLCs and reflect the change in value of the loans resulting from changes in interest rates from the time the Company enters into the related IRLCs with borrowers until the loans are sold, but do not include the results of hedging activities initiated by the Company to mitigate this market risk. See Note 16, “Derivative Financial Instruments,” for further discussion of the Company’s hedging activities. The Company has made certain representations and warranties with respect to the transfer of these loans. See Note 15, “Guarantees,” for additional information regarding representations and warranties.

Guaranteed Student Loans

The Company has securitized government-guaranteed student loans through a transfer of loans to a securitization entity and retained the residual interest in the entity. The Company concluded that this entity should be consolidated because the Company has (i) the power to direct the activities that most significantly impact the economic performance of the VIE and (ii) the obligation to absorb losses, and the right to receive benefits, that could potentially be significant. At September 30, 2019 and December 31, 2018, the Company’s Consolidated Balance Sheets reflected $147 million and $165 million of assets held by the securitization entity and $143 million and $161 million of debt issued by the entity, respectively, inclusive of related accrued interest.

To the extent that the securitization entity incurs losses on its assets, the securitization entity has recourse to the guarantor of the underlying loan, which is backed by the Department of Education up to a maximum guarantee of 98%, or in the event of death, disability, or bankruptcy, 100%. When not fully guaranteed, losses reduce the amount of available cash payable to the Company as the owner of the residual interest. To the extent that losses result from a breach of servicing responsibilities, the Company, which functions as the master servicer, may be required to repurchase the defaulted loan(s) at par value. If the breach was caused by the subservicer, the Company would seek reimbursement from the subservicer up to the guaranteed amount. The Company’s maximum exposure to loss related to the securitization entity would arise from a breach of its servicing responsibilities. To date, loss claims filed with the guarantor that have been denied due to servicing errors have either been, or are in the process of being cured, or reimbursement has been provided to the Company by the subservicer, or in limited cases, absorbed by the Company.

Commercial Loans

The Company originates and sells certain commercial mortgage loans to Fannie Mae and Freddie Mac, originates FHA insured loans, and issues and sells Ginnie Mae commercial MBS secured by FHA insured loans. The Company transferred commercial loans to these Agencies and GSEs, which resulted in pre-tax net gains of $9 million and $28 million for the three and nine months ended September 30, 2019, and pre-tax net gains of $8 million and $22 million for the three and nine months ended September 30, 2018, respectively. The loans are exchanged for cash or securities that are readily redeemable for cash, with servicing rights retained. The Company has made certain representations and warranties with respect to the transfer of these loans and has entered into a loss share guarantee related to certain loans transferred to Fannie Mae. See Note 15, “Guarantees,” for additional information regarding the commercial mortgage loan loss share guarantee.

Notes to Consolidated Financial Statements (Unaudited), continued

The Company’s total managed loans, including the LHFI portfolio and other transferred loans (securitized and unsecuritized), are presented in the following table by portfolio balance and delinquency status (accruing loans 90 days or more past due and all nonaccrual loans) at September 30, 2019 and December 31, 2018, as well as the related net charge-offs for the three and nine months ended September 30, 2019 and 2018.

	Portfolio Balance		Past Due and Nonaccrual		Net Charge-offs
					Three Months Ended				Nine Months Ended
	September 30,	December 31,	September 30,	December 31,	September 30				September 30
(Dollars in millions)	2019	2018	2019	2018	2019		2018		2019		2018
LHFI portfolio:
Commercial	$85,007	$80,940	$366	$175	$30		$42		$74		$76
Consumer	73,448	70,899	1,627	2,003	82		46		220		164

Total LHFI portfolio	158,455	151,839	1,993	2,178	112		88		294		240

Managed securitized loans:
Commercial [1]	7,391	6,399	7	—	—		—		—		—
Consumer	134,515	139,809	114	146	—	[2]	1	[2]	1	[2]	5	[2]

Total managed securitized loans	141,906	146,208	121	146	—		1		1		5

Managed unsecuritized loans [3]	514	1,134	61	152	—		—		—		—

Total managed loans	$300,875	$299,181	$2,175	$2,476	$112		$89		$295		$245

[1]	Comprised of commercial mortgages sold through Fannie Mae, Freddie Mac, and Ginnie Mae securitizations, whereby servicing has been retained by the Company.
[2]

Amounts associated with $212 million and $387 million of managed securitized loans at September 30, 2019 and December 31, 2018, respectively. Net charge-off data is not reported to the Company for the remaining balance of $134.3 billion and $139.4 billion of managed securitized loans at September 30, 2019 and December 31, 2018, respectively.

[3]

Comprised of unsecuritized loans the Company originated and sold to private investors with servicing rights retained. Net charge-offs on these loans are not presented in the table as the data is not reported to the Company by the private investors that own these related loans.

Other Variable Interest Entities

In addition to exposure to VIEs arising from transfers of financial assets, the Company also has involvement with VIEs from other business activities.

Tax Credit Investments

The following table presents information related to the Company’s investments in tax credit VIEs that it does not consolidate:

	Community Development Investments		Renewable Energy Partnerships
(Dollars in millions)	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018
Carrying value of investments [1]	$1,943	$1,636	$55	$86
Maximum exposure to loss related to investments [2]	2,379	2,207	241	138

[1]

At September 30, 2019 and December 31, 2018, the carrying value of community development investments excludes $67 million and $68 million of investments in funds that do not qualify for tax credits, respectively.

[2]

At September 30, 2019 and December 31, 2018, the Company’s maximum exposure to loss related to community development investments includes $470 million and $422 million of loans and $593 million and $639 million of unfunded equity commitments, respectively. At September 30, 2019 and December 31, 2018, the Company’s maximum exposure to loss related to renewable energy partnerships includes $186 million and $52 million of unfunded equity commitments, respectively.

Community Development Investments

The Company invests in multi-family affordable housing partnership developments and other community development entities as a limited partner and/or a lender. The carrying value of these investments is recorded in Other assets on the Company’s Consolidated Balance Sheets. The Company receives tax credits for its limited partner investments, which are recorded in Provision for income taxes in the Company’s Consolidated Statements of Income. Amortization recognized on qualified affordable housing partnerships is recorded in the Provision for income taxes, net of the related tax benefits, in the Company’s Consolidated Statements of Income. Amortization recognized on other community development investments is recorded in Amortization in the Company’s Consolidated Statements of Income. The Company has

determined that the majority of the related partnerships are VIEs.

The Company has concluded that it is not the primary beneficiary of these investments when it invests as a limited partner and there is a third party general partner. The general partner, or an affiliate of the general partner, often provides guarantees to the limited partner, which protects the Company from construction and operating losses and tax credit allocation deficits. The Company’s maximum exposure to loss would result from the loss of its limited partner investments, net of liabilities, along with loans or interest rate swap exposures related to these investments as well as unfunded equity commitments that the Company is required to fund if certain conditions are met.

Notes to Consolidated Financial Statements (Unaudited), continued

The following table presents tax credits and amortization associated with the Company’s investments in community development investments:

	Tax Credits				Amortization
	Three Months Ended September 30		Nine Months Ended September 30		Three Months Ended September 30		Nine Months Ended September 30
(Dollars in millions)	2019	2018	2019	2018	2019	2018	2019	2018
Qualified affordable housing partnerships	$33	$28	$98	$87	$35	$29	$103	$92
Other community development investments	25	23	64	62	21	19	53	49

Renewable Energy Partnerships

In the second quarter of 2018, the Company began investing in entities that promote renewable energy sources as a limited partner. The carrying value of these renewable energy partnership investments is recorded in Other assets on the Company’s Consolidated Balance Sheets, and the associated tax credits received for these investments are recorded as a reduction to the carrying value of these investments. The Company has determined that these renewable energy tax credit partnerships are VIEs.

The Company has concluded that it is not the primary beneficiary of these VIEs because it does not have the power to direct the activities that most significantly impact the VIEs’ financial performance and therefore, it is not required to consolidate these VIEs. The Company’s maximum exposure to loss related to these investments is comprised of its equity investments in these partnerships and any additional unfunded equity commitments.

Total Return Swaps

At September 30, 2019 and December 31, 2018, the outstanding notional amount of the Company’s VIE-facing TRS contracts totaled $2.5 billion and $2.0 billion, and related loans outstanding to VIEs totaled $2.5 billion and $2.0 billion, respectively. These financings were measured at fair value and classified within Trading assets and derivative instruments on the Consolidated Balance Sheets. The Company entered into client-facing TRS contracts of the same outstanding notional amounts. The notional amounts of the TRS contracts with VIEs represent the Company’s maximum exposure to loss, although this exposure has been mitigated via the TRS contracts with clients. For additional information on the Company’s TRS contracts and its involvement with these VIEs, see Note 16, “Derivative Financial Instruments,” as well as Note 12, “Certain Transfers of Financial Assets and Variable Interest Entities,” to the Company’s 2018 Annual Report on Form 10-K.

NOTE 12 – NET INCOME PER COMMON SHARE

Reconciliations of net income to net income available to common shareholders and average basic common shares outstanding to average diluted common shares outstanding are presented in the following table.

	Three Months Ended September 30		Nine Months Ended September 30
(Dollars and shares in millions, except per share data)	2019	2018	2019	2018
Net income	$623	$752	$1,891	$2,117
Less:
Preferred stock dividends	(26)	(26)	(77)	(81)

Net income available to common shareholders	$597	$726	$1,814	$2,036

Average common shares outstanding - basic	444.0	460.3	443.8	464.8
Add dilutive securities:
RSUs	2.6	3.0	2.4	2.8
Common stock warrants, options, and restricted stock	0.4	0.9	0.5	1.4

Average common shares outstanding - diluted	447.0	464.2	446.7	469.0

Net income per average common share - diluted	$1.34	$1.56	$4.06	$4.34
Net income per average common share - basic	1.35	1.58	4.09	4.38

Notes to Consolidated Financial Statements (Unaudited), continued

NOTE 13 - INCOME TAXES

For the three months ended September 30, 2019 and 2018, the provision for income taxes was $122 million and $95 million, representing effective tax rates of 16% and 11%, respectively. For the nine months ended September 30, 2019 and 2018, the provision for income taxes was $330 million and $412 million, representing effective tax rates of 15% and 16%, respectively. The effective tax rates for the nine months ended September 30, 2019 and 2018 were favorably impacted by $56 million and $71 million of net discrete income tax benefits, respectively.

The $56 million net discrete income tax benefit for the nine months ended September 30, 2019 was driven by $33 million of tax benefits related to changes in the liability for unrecognized tax benefits due to the completion of certain income tax authority examinations and the expiration of statutes of limitation, $12 million of tax benefits related to stock-based compensation, and $11 million of tax benefits related primarily to federal and state income tax true-ups.

The provision for income taxes includes both federal and state income taxes and differs from the provision using statutory rates due primarily to favorable permanent tax items such as interest income from lending to tax-exempt entities, tax credits, and amortization expense related to qualified affordable housing investment costs. The Company calculated the provision for income taxes by applying the estimated annual effective tax rate to year-to-date pre-tax income and adjusting for discrete items that occurred during the period.

NOTE 14 - EMPLOYEE BENEFIT PLANS

The Company sponsors various compensation and benefit programs to attract and retain talent. Aligned with a pay for performance culture, the Company’s plans and programs include short-term incentives, AIP, and various LTI plans. See Note 17, “Employee Benefit Plans,” to the Company’s 2018 Annual Report on Form 10-K for additional information regarding the Company’s employee benefit plans.

Stock-based compensation expense recognized in Employee compensation in the Consolidated Statements of Income consisted of the following:

	Three Months Ended September 30		Nine Months Ended September 30
(Dollars in millions)	2019	2018	2019	2018
RSUs	$30	$21	$84	$82
Phantom stock units [1]	3	10	28	36

Total stock-based compensation expense	$33	$31	$112	$118

Stock-based compensation tax benefit [2]	$8	$8	$27	$28

[1]

Phantom stock units are settled in cash. During the three and nine months ended September 30, 2019, the Company paid less than $1 million and $44 million, respectively, related to these share-based liabilities. During the three and nine months ended September 30, 2018, the Company paid $1 million and $76 million, respectively, related to these share-based liabilities.

[2]	Does not include excess tax benefits or deficiencies recognized in the Provision for income taxes in the Consolidated Statements of Income.

Components of net periodic benefit related to the Company’s pension and other postretirement benefits plans are presented in the following table and are recognized in Employee benefits in the Consolidated Statements of Income:

	Pension Benefits [1]				Other Postretirement Benefits
	Three Months Ended September 30		Nine Months Ended September 30		Three Months Ended September 30		Nine Months Ended September 30
(Dollars in millions)	2019	2018	2019	2018	2019	2018	2019	2018
Service cost	$1	$1	$4	$4	$—	$—	$—	$—
Interest cost	23	23	70	68	—	—	1	1
Expected return on plan assets	(36)	(47)	(110)	(140)	(1)	(1)	(4)	(4)
Amortization of prior service credit	—	—	—	—	(1)	(2)	(4)	(5)
Amortization of actuarial loss	6	6	18	17	—	—	—	—

Net periodic benefit	($6)	($17)	($18)	($51)	($2)	($3)	($7)	($8)

[1]	Administrative fees are recognized in service cost for each of the periods presented.

Notes to Consolidated Financial Statements (Unaudited), continued

NOTE 15 – GUARANTEES

The Company has undertaken certain guarantee obligations in the ordinary course of business. The issuance of a guarantee imposes an obligation for the Company to stand ready to perform and make future payments should certain triggering events occur. Payments may be in the form of cash, financial instruments, other assets, shares of stock, or through provision of the Company’s services. The following is a discussion of the guarantees that the Company has issued at September 30, 2019. The Company has also entered into certain contracts that are similar to guarantees, but that are accounted for as derivative instruments as discussed in Note 16, “Derivative Financial Instruments.”

Letters of Credit

Letters of credit are conditional commitments issued by the Company, generally to guarantee the performance of a client to a third party in borrowing arrangements, such as CP, bond financing, or similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to clients but may be reduced by selling participations to third parties. The Company issues letters of credit that are classified as financial standby, performance standby, or commercial letters of credit; however, commercial letters of credit are considered guarantees of funding and are not subject to the disclosure requirements of guarantee obligations.

At September 30, 2019 and December 31, 2018, the maximum potential exposure to loss related to the Company’s issued letters of credit was $2.6 billion and $2.9 billion, respectively. The Company’s outstanding letters of credit generally have a term of more than one year. Some standby letters of credit are designed to be drawn upon in the normal course of business and others are drawn upon only in circumstances of dispute or default in the underlying transaction to which the Company is not a party. In all cases, the Company is entitled to reimbursement from the client. If a letter of credit is drawn upon and reimbursement is not provided by the client, the Company may take possession of the collateral securing the letter of credit, where applicable.

The Company monitors its credit exposure under standby letters of credit in the same manner as it monitors other extensions of credit in accordance with its credit policies. Consistent with the methodologies used for all commercial borrowers, an internal assessment of the PD and loss severity in the event of default is performed. The Company’s credit risk management for letters of credit leverages the risk rating process to focus greater visibility on higher risk and higher dollar letters of credit. The allowance associated with letters of credit is a component of the unfunded commitments reserve recorded in Other liabilities on the Consolidated Balance Sheets and is included in the allowance for credit losses as disclosed in Note 7, “Allowance for Credit Losses.” Additionally, unearned fees relating to letters of credit are recorded in Other liabilities on the Consolidated Balance Sheets. The net carrying amount of unearned fees was immaterial at both September 30, 2019 and December 31, 2018.

Loan Sales and Servicing

The Company originates and purchases residential mortgage loans, a portion of which are sold to outside investors in the normal course of business through a combination of whole loan sales to GSEs, Ginnie Mae, and non-agency investors. The Company also originates and sells certain commercial mortgage loans to Fannie Mae and Freddie Mac, originates FHA insured loans, and issues and sells Ginnie Mae commercial MBS secured by FHA insured loans.

When loans are sold, representations and warranties regarding certain attributes of the loans are made to third party purchasers. Subsequent to the sale, if a material underwriting deficiency or documentation defect is discovered, the Company may be obligated to repurchase the loan or to reimburse an investor for losses incurred (make whole requests), if such deficiency or defect cannot be cured by the Company within the specified period following discovery. These representations and warranties may extend through the life of the loan. In addition to representations and warranties related to loan sales, the Company makes representations and warranties that it will service the loans in accordance with investor servicing guidelines and standards, which may include (i) collection and remittance of principal and interest, (ii) administration of escrow for taxes and insurance, (iii) advancing principal, interest, taxes, insurance, and collection expenses on delinquent accounts, and (iv) loss mitigation strategies, including loan modifications and foreclosures.

The following table summarizes the changes in the Company’s reserve for residential mortgage loan repurchases:

	Three Months Ended September 30		Nine Months Ended September 30
(Dollars in millions)	2019	2018	2019	2018
Balance, beginning of period	$23	$36	$26	$39
Repurchase (benefit)/provision	(1)	1	(4)	(2)
Charge-offs, net of recoveries	—	(1)	—	(1)

Balance, end of period	$22	$36	$22	$36

A significant degree of judgment is used to estimate the mortgage repurchase liability as the estimation process is inherently uncertain and subject to imprecision. The Company believes that its reserve appropriately estimates incurred losses based on its current analysis and assumptions. While the mortgage repurchase reserve includes the estimated cost of settling claims related to required repurchases, the Company’s estimate of losses depends on its assumptions regarding GSE and other counterparty behavior, loan performance, home prices, and other factors. The liability is recorded in Other liabilities on the Consolidated Balance Sheets, and the related repurchase (benefit)/provision is recognized in Mortgage-related income in the Consolidated Statements of Income.

Notes to Consolidated Financial Statements (Unaudited), continued

The following table summarizes the carrying value of the Company’s outstanding repurchased residential mortgage loans:

(Dollars in millions)	September 30, 2019	December 31, 2018
Outstanding repurchased residential mortgage loans:
Performing LHFI	$135	$183
Nonperforming LHFI	9	16

Total carrying value of outstanding repurchased residential mortgages	$144	$199

Residential mortgage loans sold to Ginnie Mae are insured by the FHA or are guaranteed by the VA. As servicer, the Company may elect to repurchase delinquent loans in accordance with Ginnie Mae guidelines; however, the loans continue to be insured. The Company may also indemnify the FHA and VA for losses related to loans not originated in accordance with their guidelines.

Commercial Mortgage Loan Loss Share Guarantee

In connection with the acquisition of Pillar, the Company assumed a loss share obligation associated with the terms of a master loss sharing agreement with Fannie Mae for multi-family commercial mortgage loans that were sold by Pillar to Fannie Mae under Fannie Mae’s delegated underwriting and servicing program. Upon the acquisition of Pillar, the Company entered into a lender contract amendment with Fannie Mae for multi-family commercial mortgage loans that Pillar sold to Fannie Mae prior to acquisition and that the Company sold to Fannie Mae subsequent to acquisition, whereby the Company bears a risk of loss of up to one-third of the incurred losses resulting from borrower defaults. The breach of any representation or warranty related to a loan sold to Fannie Mae could increase the Company’s level of risk-sharing associated with the loan. The outstanding UPB of loans sold subject to the loss share guarantee was $3.9 billion and $3.5 billion at September 30, 2019 and December 31, 2018, respectively. The maximum potential exposure to loss was $1.2 billion and $1.0 billion at September 30, 2019 and December 31, 2018, respectively. Using probability of default and severity of loss estimates, the Company’s loss share liability was $7 million and $5 million at September 30, 2019 and December 31, 2018, respectively, and is recorded in Other liabilities on the Consolidated Balance Sheets.

Visa

The Company executes credit and debit transactions through Visa and Mastercard. The Company is a defendant, along with Visa and Mastercard (the “Card Associations”), as well as other banks, in one of several antitrust lawsuits challenging the practices of the Card Associations (the “Litigation”). The Company entered into judgment and loss sharing agreements with Visa and certain other banks in order to apportion financial responsibilities arising from any potential adverse judgment or negotiated settlements related to the Litigation. Additionally, in connection with Visa’s restructuring in 2007, shares of Visa common stock were issued to its financial institution members and the Company received its proportionate number of shares of Visa Inc. common stock, which were subsequently converted to Class B shares of Visa Inc. upon completion of Visa’s IPO in 2008. A provision of the original Visa By-Laws, which was restated in Visa’s certificate of incorporation, contains a general indemnification provision between a Visa member and Visa that explicitly provides that each member’s indemnification obligation is limited to losses arising from its own conduct and the specifically defined Litigation. While the district court approved a class action settlement of the Litigation in 2012 that settled the claims of both a damages class and an injunctive relief class, the U.S. Court of Appeals for the Second Circuit reversed the district court’s approval of the settlement on June 30, 2016. The U.S. Supreme Court denied plaintiffs’ petition for certiorari on March 27, 2017, and the case returned to the district court for further action. Since being remanded to the district court, plaintiffs have pursued two separate class actions—one class action seeking damages that names, among others, the Company as a defendant, and one class action seeking injunctive relief that does not name the Company as a defendant, but for which the Company could bear some responsibility under the judgment and loss sharing agreement described above. An agreement to resolve the claims was reached and the settlement was preliminarily approved by the district court on January 24, 2019.

Agreements associated with Visa’s IPO have provisions that Visa will fund a litigation escrow account, established for the purpose of funding judgments in, or settlements of, the Litigation. If the escrow account is insufficient to cover the Litigation losses, then Visa will issue additional Class A shares (“loss shares”). The proceeds from the sale of the loss shares would then be deposited in the escrow account. The issuance of the loss shares will cause a dilution of Visa’s Class B shares as a result of an adjustment to lower the conversion factor of the Class B shares to Class A shares. Visa U.S.A.’s members are responsible for any portion of the settlement or loss on the Litigation after the escrow account is depleted and the value of the Class B shares is fully diluted.

In May 2009, the Company sold its 3.2 million Class B shares to the Visa Counterparty and entered into a derivative with the Visa Counterparty. Under the derivative, the Visa Counterparty is compensated by the Company for any decline in the conversion factor as a result of the outcome of the Litigation. Conversely, the Company is compensated by the Visa Counterparty for any increase in the conversion factor. The amount of payments made or received under the derivative is a function of the 3.2 million shares sold to the Visa Counterparty, the change in conversion rate, and Visa’s share price. The Visa Counterparty, as a result of its ownership of the Class B shares, is impacted by dilutive adjustments to the conversion factor of the Class B shares caused by the Litigation losses. Additionally, the Company will make periodic payments based on the notional of the derivative and a fixed rate until the date on which the Litigation is settled. The fair value of the derivative is estimated based on unobservable inputs consisting of management’s estimate of certain litigation scenarios and the timing of the resolution of the Litigation. The fair value of the derivative liability was $8 million and $7 million at September 30, 2019 and December 31, 2018, respectively. The fair value of the derivative is estimated based on the Company’s expectations regarding the resolution of the Litigation. The ultimate impact to the Company could be significantly different based on the Litigation outcome.

Notes to Consolidated Financial Statements (Unaudited), continued

NOTE 16 - DERIVATIVE FINANCIAL INSTRUMENTS

The Company enters into various derivative financial instruments, both in a dealer capacity to facilitate client transactions and as an end user as a risk management tool. The Company generally manages the risk associated with these derivatives within the established market risk management and credit risk management frameworks. Derivatives may be used by the Company to hedge various economic or client-related exposures. In such instances, derivative positions are typically monitored using a VAR methodology, with exposures reviewed daily. Derivatives are also used as a risk management tool to hedge the Company’s balance sheet exposure to changes in identified cash flow and fair value risks, either economically or in accordance with hedge accounting provisions. The Company’s Corporate Treasury function is responsible for employing the various hedge strategies to manage these objectives. The Company enters into IRLCs on residential and commercial mortgage loans that are accounted for as freestanding derivatives. Additionally, certain contracts containing embedded derivatives are measured, in their entirety, at fair value. All derivatives, including both freestanding and any embedded derivatives that the Company bifurcates from the host contracts, are measured at fair value in the Consolidated Balance Sheets in Trading assets and derivative instruments and Trading liabilities and derivative instruments. The associated gains and losses are either recognized in AOCI, net of tax, or within the Consolidated Statements of Income, depending upon the use and designation of the derivatives.

Credit and Market Risk Associated with Derivative Instruments

Derivatives expose the Company to risk that the counterparty to the derivative contract does not perform as expected. The Company manages its exposure to counterparty credit risk associated with derivatives by entering into transactions with counterparties with defined exposure limits based on their credit quality and in accordance with established policies and procedures. All counterparties are reviewed regularly as part of the Company’s credit risk management practices and appropriate action is taken to adjust the exposure limits to certain counterparties as necessary. The Company’s derivative transactions are generally governed by ISDA agreements or other legally enforceable industry standard master netting agreements. In certain cases and depending on the nature of the underlying derivative transactions, bilateral collateral agreements are also utilized. Furthermore, the Company and its subsidiaries are subject to OTC derivative clearing requirements, which require certain derivatives to be cleared through central clearing houses, such as LCH and the CME. These clearing houses require the Company to post initial and variation margin to mitigate the risk of non-payment, the latter of which is received or paid daily based on the net asset or liability position of the contracts. Effective January 3, 2017, the CME amended its rulebook to legally characterize variation margin cash payments for cleared OTC derivatives as settlement rather than as collateral. Consistent with the CME’s amended requirements, LCH amended its rulebook effective

January 16, 2018, to legally characterize variation margin cash payments for cleared OTC derivatives as settlement rather than as collateral. As a result, in the first quarter of 2018, the Company began reducing the corresponding derivative asset and liability balances for LCH-cleared OTC derivatives to reflect the settlement of those positions via the exchange of variation margin.

When the Company has more than one outstanding derivative transaction with a single counterparty, and there exists a legal right of offset with that counterparty, the Company considers its exposure to the counterparty to be the net fair value of its derivative positions with that counterparty. If the net fair value is positive, then the corresponding asset value also reflects cash collateral held. At September 30, 2019, the economic exposure of these net derivative asset positions was $1.4 billion, reflecting $1.8 billion of net derivative gains, adjusted for cash and other collateral of $374 million that the Company held in relation to these positions. At December 31, 2018, the economic exposure of net derivative asset positions was $541 million, reflecting $891 million of net derivative gains, adjusted for cash and other collateral held of $350 million.

Derivatives also expose the Company to market risk arising from the adverse effects that changes in market factors, such as interest rates, currency rates, equity prices, commodity prices, or implied volatility, may have on the value of the Company’s derivatives. The Company manages this risk by establishing and monitoring limits on the types and degree of risk that may be undertaken. The Company measures its market risk exposure using a VAR methodology for derivatives designated as trading instruments. Other tools and risk measures are also used to actively manage risk associated with derivatives including scenario analysis and stress testing.

Derivative instruments are priced using observable market inputs at a mid-market valuation point and take into consideration appropriate valuation adjustments for collateral, market liquidity, and counterparty credit risk. For purposes of determining fair value adjustments to its OTC derivative positions, the Company takes into consideration the credit profile and likelihood of default by counterparties, the CVA, the Company’s own credit risk, the DVA, as well as the Company’s net exposure, which considers legally enforceable master netting agreements and collateral along with remaining maturities. In determining the CVA, the expected loss associated with each counterparty is estimated using market-based views of counterparty default probabilities observed in the single-name CDS market, when available and of sufficient liquidity. When single-name CDS market data is not available or not of sufficient liquidity, the probability of default is estimated using a combination of the Company’s internal risk rating system and sector/rating based CDS data. For purposes of estimating the DVA, the Company uses probabilities of default from observable, sector/rating based CDS data. For additional information on the Company’s fair value measurements, see Note 17, “Fair Value Election and Measurement.”

Notes to Consolidated Financial Statements (Unaudited), continued

Currently, the industry standard master netting agreements governing the majority of the Company’s derivative transactions with counterparties contain bilateral events of default and acceleration provisions related to the creditworthiness of the Bank and the counterparty. Should the Bank or a counterparty default under any of these provisions, the other party would be permitted to close out the transactions on a net basis, at amounts that would approximate the fair values of the derivatives, resulting in a single sum due by one party to the other. The non-defaulting counterparty would have the right to apply any collateral posted under a CSA against the net amount owed by the defaulting counterparty. Additionally, certain of the Company’s derivative liability positions, totaling $1.4 billion and $589 million in fair value at September 30, 2019 and December 31, 2018, respectively, contain provisions conditioned on downgrades of the Bank’s credit rating. These provisions, if triggered, would either give rise to an ATE that permits the counterparties to close-out net and apply collateral or, where a CSA is present, require the Bank to post additional collateral.

At September 30, 2019, the Bank held senior long-term debt credit ratings of Baal/A-/A- from Moody’s, S&P, and Fitch, respectively. At September 30, 2019, ATEs have been triggered for less than $1 million in fair value liabilities. The maximum additional liability that could be triggered from ATEs was approximately $19 million at September 30, 2019. At September 30, 2019, $1.4 billion in fair value of derivative liabilities were subject to CSAs, against which the Bank has posted $958 million in collateral, primarily in the form of cash. Pursuant to the terms of the CSA, the Bank would not be required to post any additional collateral against these contracts if the Bank were downgraded to Baa2/BBB+. Further downgrades to Baa3/BBB and Ba1/BBB- would require the Bank to post an additional $1 million and $8 million of collateral, respectively. Any downgrades below Ba2/BB+ do not contain predetermined collateral posting levels.

Notional and Fair Value of Derivative Positions

The following table presents the Company’s derivative positions at September 30, 2019 and December 31, 2018. The notional amounts in the table are presented on a gross basis at September 30, 2019 and December 31, 2018. Gross positive and gross negative fair value amounts associated with respective notional amounts are presented without consideration of any netting agreements, including collateral arrangements. Net fair value derivative amounts are adjusted on an aggregate basis, where applicable, to take into consideration the effects of legally enforceable master netting agreements, including any cash collateral received or paid, and are recognized in Trading assets and derivative instruments or Trading liabilities and derivative instruments on the Consolidated Balance Sheets.

Notes to Consolidated Financial Statements (Unaudited), continued

	September 30, 2019			December 31, 2018
		Fair Value			Fair Value
(Dollars in millions)	Notional Amounts	Asset Derivatives	Liability Derivatives	Notional Amounts	Asset Derivatives	Liability Derivatives
Derivative instruments designated in hedging relationships
Cash flow hedges: [1]
Interest rate contracts hedging floating rate LHFI	$15,225	$—	$1	$10,500	$1	$2

Subtotal	15,225	—	1	10,500	1	2

Fair value hedges: [2]
Interest rate contracts hedging fixed rate debt	12,155	—	—	9,550	1	1
Interest rate contracts hedging brokered time deposits	—	—	—	59	—	—

Subtotal	12,155	—	—	9,609	1	1

Derivative instruments not designated as hedging instruments [3]
Interest rate contracts hedging:
Residential MSRs [4]	19,300	43	24	28,011	54	10
LHFS, IRLCs [5]	6,688	10	12	4,891	18	38
LHFI	102	—	—	159	—	—
Trading activity [6]	147,485	1,706	709	127,286	771	687
Foreign exchange rate contracts hedging loans and trading activity	11,954	185	182	9,824	129	119
Credit contracts hedging:
LHFI	918	—	28	830	—	14
Trading activity [7]	5,136	38	34	4,058	97	95
Equity contracts hedging trading activity [6]	36,181	1,774	1,939	34,471	1,447	1,644
Other contracts:
IRLCs and other [8]	3,763	28	11	1,393	20	15
Commodity derivatives	2,491	94	91	2,020	93	91

Subtotal	234,018	3,878	3,030	212,943	2,629	2,713

Total derivative instruments	$261,398	$3,878	$3,031	$233,052	$2,631	$2,716

Total gross derivative instruments (before netting)		$3,878	$3,031		$2,631	$2,716
Less: Legally enforceable master netting agreements		(1,750)	(1,750)		(1,654)	(1,654)
Less: Cash collateral received/paid		(358)	(1,007)		(338)	(652)

Total derivative instruments (after netting)		$1,770	$274		$639	$410

[1]	See “Cash Flow Hedging” in this Note for further discussion.
[2]	See “Fair Value Hedging” in this Note for further discussion.
[3]	See “Economic Hedging Instruments and Trading Activities” in this Note for further discussion.
[4]

Notional amounts include $753 million and $921 million related to interest rate futures at September 30, 2019 and December 31, 2018, respectively. These futures contracts settle in cash daily, one day in arrears. The derivative asset or liability associated with the one day lag is included in the fair value column of this table.

[5]

Notional amounts include $53 million and $116 million related to interest rate futures at September 30, 2019 and December 31, 2018, respectively. These futures contracts settle in cash daily, one day in arrears. The derivative asset or liability associated with the one day lag is included in the fair value column of this table.

[6]

Notional amounts include $2.7 billion and $1.2 billion related to interest rate futures at September 30, 2019 and December 31, 2018, and $210 million and $136 million related to equity futures at September 30, 2019 and December 31, 2018, respectively. These futures contracts settle in cash daily, one day in arrears. The derivative asset or liability associated with the one day lag is included in the fair value column of this table. Notional amounts also include amounts related to interest rate swaps hedging fixed rate debt.

[7]

Notional amounts include $9 million and $6 million from purchased credit risk participation agreements at September 30, 2019 and December 31, 2018, and $41 million and $33 million from written credit risk participation agreements at September 30, 2019 and December 31, 2018, respectively. These notional amounts are calculated as the notional of the derivative participated adjusted by the relevant RWA conversion factor.

[8]	Notional amounts include $41 million related to the Visa derivative liability at both September 30, 2019 and December 31, 2018. See Note 15, “Guarantees” for additional information.

Notes to Consolidated Financial Statements (Unaudited), continued

Netting of Derivative Instruments

The Company has various financial assets and financial liabilities that are subject to enforceable master netting agreements or similar agreements. The Company’s securities borrowed or purchased under agreements to resell, and securities sold under agreements to repurchase, that are subject to enforceable master netting agreements or similar agreements, are discussed in Note 3, “Federal Funds Sold and Securities Financing Activities.” The Company enters into ISDA or other legally enforceable industry standard master netting agreements with derivative counterparties. Under the terms of the master netting agreements, all transactions between the Company and the counterparty constitute a single business relationship such that in the event of default, the nondefaulting party is entitled to set off claims and apply property held by that party in respect of any transaction against obligations owed.

The following tables present total gross derivative instrument assets and liabilities at September 30, 2019 and December 31, 2018, which are adjusted to reflect the effects of legally enforceable master netting agreements and cash collateral received or paid when calculating the net amount reported in the Consolidated Balance Sheets. Also included in the tables are financial instrument collateral related to legally enforceable master netting agreements that represents securities collateral received or pledged and customer cash collateral held at third party custodians. These amounts are not offset on the Consolidated Balance Sheets but are shown as a reduction to total derivative instrument assets and liabilities to derive net derivative assets and liabilities. These amounts are limited to the derivative asset/liability balance, and accordingly, do not include excess collateral received/pledged.

			Net Amount
			Presented in		Held/Pledged
	Gross	Amount	Consolidated		Financial	Net
(Dollars in millions)	Amount	Offset	Balance Sheets		Instruments	Amount
September 30, 2019
Derivative instrument assets:
Derivatives subject to master netting arrangement or similar arrangement	$3,269	$1,973	$1,296		$15	$1,281
Derivatives not subject to master netting arrangement or similar arrangement	143	—	143		1	142
Exchange traded derivatives	466	135	331		—	331

Total derivative instrument assets	$3,878	$2,108	$1,770	[1]	$16	$1,754

Derivative instrument liabilities:
Derivatives subject to master netting arrangement or similar arrangement	$2,787	$2,622	$165		$18	$147
Derivatives not subject to master netting arrangement or similar arrangement	109	—	109		13	96
Exchange traded derivatives	135	135	—		—	—

Total derivative instrument liabilities	$3,031	$2,757	$274	[2]	$31	$243

December 31, 2018
Derivative instrument assets:
Derivatives subject to master netting arrangement or similar arrangement	$2,425	$1,873	$552		$12	$540
Derivatives not subject to master netting arrangement or similar arrangement	20	—	20		—	20
Exchange traded derivatives	186	119	67		—	67

Total derivative instrument assets	$2,631	$1,992	$639	[1]	$12	$627

Derivative instrument liabilities:
Derivatives subject to master netting arrangement or similar arrangement	$2,521	$2,187	$334		$14	$320
Derivatives not subject to master netting arrangement or similar arrangement	76	—	76		—	76
Exchange traded derivatives	119	119	—		—	—

Total derivative instrument liabilities	$2,716	$2,306	$410	[2]	$14	$396

[1]

At September 30, 2019, $1.8 billion, net of $358 million offsetting cash collateral, is recognized in Trading assets and derivative instruments within the Company’s Consolidated Balance Sheets. At December 31, 2018, $639 million, net of $338 million offsetting cash collateral, is recognized in Trading assets and derivative instruments within the Company’s Consolidated Balance Sheets.

[2]

At September 30, 2019, $274 million, net of $1.0 billion offsetting cash collateral, is recognized in Trading liabilities and derivative instruments within the Company’s Consolidated Balance Sheets. At December 31, 2018, $410 million, net of $652 million offsetting cash collateral, is recognized in Trading liabilities and derivative instruments within the Company’s Consolidated Balance Sheets.

Notes to Consolidated Financial Statements (Unaudited), continued

Fair Value and Cash Flow Hedging Instruments

Fair Value Hedging

The Company enters into interest rate swap agreements as part of its risk management objectives for hedging exposure to changes in fair value due to changes in interest rates. These hedging arrangements convert certain fixed rate long-term debt and CDs to floating rates. For all designated fair value hedge relationships, changes in the fair value of the hedging instrument attributable to the hedged risk are recognized in the same income statement line as the earnings impact from the hedged item. There were no components of derivative gains or losses excluded in the Company’s assessment of hedge effectiveness related to the fair value hedges.

Cash Flow Hedging

The Company utilizes a comprehensive risk management strategy to monitor sensitivity of earnings to movements in interest rates. Specific types of funding and principal amounts hedged are determined based on prevailing market conditions and the shape of the yield curve. In conjunction with this strategy, the Company may employ various interest rate derivatives as risk management tools to hedge interest rate risk from recognized assets and liabilities or from forecasted transactions. The terms and notional amounts of derivatives are determined based on management’s assessment of future interest rates, as well as other factors.

The Company enters into interest rate swaps designated as cash flow hedging instruments to hedge its exposure to contractually specified interest rate risk associated with floating rate loans. For the three and nine months ended September 30, 2019, the amount of pre-tax gain recognized in OCI on derivative instruments was $61 million and $266 million, respectively. For the three and nine months ended September 30, 2018, the amount of pre-tax loss recognized in OCI on derivative instruments was $48 million and $274 million, respectively. At September 30, 2019, the maturities for hedges of floating rate loans ranged from less than one year to seven years, with the weighted average being 3.3 years. At December 31, 2018, the maturities for hedges of floating rate loans ranged from less than one year to five years, with the weighted average being 2.5 years. These hedges have been highly effective in offsetting the designated risks. At September 30, 2019, $158 million of deferred net pre-tax losses on derivative instruments designated as cash flow hedges on floating rate loans recognized in AOCI are expected to be reclassified into net interest income during the next twelve months. The amount to be reclassified into income incorporates the impact from both active and terminated cash flow hedges, including the net interest income earned on the active hedges, assuming no changes in LIBOR. The Company may choose to terminate or de-designate a hedging relationship due to a change in the risk management objective for that specific hedge item, which may arise in conjunction with an overall balance sheet management strategy.

Notes to Consolidated Financial Statements (Unaudited), continued

The following table presents gains and losses on derivatives in fair value and cash flow hedging relationships by contract type and by income statement line item. The table does not disclose the financial impact of the activities that these derivative instruments are intended to hedge.

	Net Interest Income
(Dollars in millions)	Interest and fees on LHFI		Interest on Long- term Debt		Total
Three Months Ended September 30, 2019
Interest income/(expense), including the effects of fair value and cash flow hedges	$1,708		($150)		$1,558
(Loss)/gain on fair value hedging relationships:
Interest rate contracts:
Amounts related to interest settlements on derivatives	$—		($1)		($1)
Recognized on derivatives	—		43		43
Recognized on hedged items	—		(47	) [1]	(47)

Net expense recognized on fair value hedges	$—		($5)		($5)

Loss on cash flow hedging relationships:
Interest rate contracts:
Amount of pre-tax loss reclassified from AOCI into income	($46	) [2]	$—		($46)

Net expense recognized on cash flow hedges	($46)		$—		($46)

Nine Months Ended September 30, 2019
Interest income/(expense), including the effects of fair value and cash flow hedges	$5,125		($425)		$4,700
(Loss)/gain on fair value hedging relationships:
Interest rate contracts:
Amounts related to interest settlements on derivatives	$—		($10)		($10)
Recognized on derivatives	—		267		267
Recognized on hedged items	—		(282)[1]		(282)

Net expense recognized on fair value hedges	$—		($25)		($25)

Loss on cash flow hedging relationships:
Interest rate contracts:
Amount of pre-tax loss reclassified from AOCI into income	($129	) [2]	$—		($129)

Net expense recognized on cash flow hedges	($129)		$—		($129)

Three Months Ended September 30, 2018
Interest income/(expense), including the effects of fair value and cash flow hedges	$1,549		($95)		$1,454
(Loss)/gain on fair value hedging relationships:
Interest rate contracts:
Amounts related to interest settlements on derivatives	$—		($2)		($2)
Recognized on derivatives	—		(33)		(33)
Recognized on hedged items	—		31	[1]	31

Net expense recognized on fair value hedges	$—		($4)		($4)

Loss on cash flow hedging relationships:
Interest rate contracts:
Amount of pre-tax loss reclassified from AOCI into income	($22	) [2]	$—		($22)

Net expense recognized on cash flow hedges	($22)		$—		($22)

Nine Months Ended September 30, 2018
Interest income/(expense), including the effects of fair value and cash flow hedges	$4,424		($252)		$4,172
(Loss)/gain on fair value hedging relationships:
Interest rate contracts:
Amounts related to interest settlements on derivatives	$—		($1)		($1)
Recognized on derivatives	—		(130)		(130)
Recognized on hedged items	—		124 1		124

Net expense recognized on fair value hedges	$—		($7)		($7)

Loss on cash flow hedging relationships:
Interest rate contracts:
Amount of pre-tax loss reclassified from AOCI into income	($39	) [2]	$—		($39)

Net expense recognized on cash flow hedges	($39)		$—		($39)

[1]	Includes amortization from de-designated fair value hedging relationships.
[2]

These amounts include pre-tax gains/(losses) related to cash flow hedging relationships that have been terminated and were reclassified into earnings consistent with the pattern of net cash flows expected to be recognized.

Notes to Consolidated Financial Statements (Unaudited), continued

The following table presents the carrying amount of hedged liabilities on the Consolidated Balance Sheets in fair value hedging relationships and the associated cumulative basis adjustment related to the application of hedge accounting:

		Cumulative Amount of Fair Value Hedging Adjustment Included in the Carrying Amount of
		Hedged Liabilities
(Dollars in millions)	Carrying Amount of Hedged Liabilities	Hedged Items Currently Designated	Hedged Items No Longer Designated
September 30, 2019
Long-term debt	$11,295	$180	($28)
December 31, 2018
Long-term debt	$8,411	($10)	($120)
Brokered time deposits	29	—	—

Economic Hedging Instruments and Trading Activities

In addition to designated hedge accounting relationships, the Company also enters into derivatives as an end user to economically hedge risks associated with certain non-derivative and derivative instruments, along with entering into derivatives in a trading capacity with its clients.

The primary risks that the Company economically hedges are interest rate risk, foreign exchange risk, and credit risk. The Company mitigates these risks by entering into offsetting derivatives either on an individual basis or collectively on a macro basis.

The Company utilizes interest rate derivatives as economic hedges related to:

•	Residential MSRs. The Company hedges these instruments with a combination of interest rate derivatives, including forward and option contracts, futures, and forward rate agreements.

•	Residential mortgage IRLCs and LHFS. The Company hedges these instruments using forward and option contracts, futures, and forward rate agreements.

The Company is exposed to volatility and changes in foreign exchange rates associated with certain commercial loans. To hedge against this foreign exchange rate risk, the Company enters into foreign exchange rate contracts that provide for the future receipt and delivery of foreign currency at previously agreed-upon terms.

The Company enters into CDS to hedge credit risk associated with certain loans held within its Wholesale segment. The Company accounts for these contracts as derivatives, and accordingly, recognizes these contracts at fair value, with changes in fair value recognized in Other noninterest income in the Consolidated Statements of Income.

Trading activity primarily includes interest rate swaps, equity derivatives, CDS, futures, options, foreign exchange rate contracts, and commodity derivatives. These derivatives are entered into in a dealer capacity to facilitate client transactions, or are utilized as a risk management tool by the Company as an end user (predominantly in certain macro-hedging strategies).

The impacts of derivative instruments used for economic hedging or trading purposes on the Consolidated Statements of Income are presented in the following table:

		Amount of Gain/ (Loss) Recognized in Income on Derivatives During the Three Months Ended September 30		Amount of Gain/(Loss) Recognized in Income on Derivatives During the Nine Months Ended September 30
	Classification of Gain/(Loss) Recognized in
(Dollars in millions)	Income on Derivatives	2019	2018	2019	2018
Derivative instruments not designated as hedging instruments:
Interest rate contracts hedging:
Residential MSRs	Mortgage-related income	$166	($54)	$436	($210)
LHFS, IRLCs	Mortgage-related income	(31)	10	(76)	57
LHFI	Other noninterest income	(1)	1	(4)	3
Trading activity	Trading income	1	18	22	48
Foreign exchange rate contracts hedging loans and trading activity	Trading income	39	9	46	49
Credit contracts hedging:
LHFI	Other noninterest income	(1)	(5)	(16)	(5)
Trading activity	Trading income	7	5	20	16
Equity contracts hedging trading activity	Trading income	6	6	34	8
Other contracts:
IRLCs and other	Mortgage-related income; Commercial real estate-related income	58	19	144	39
Commodity derivatives	Trading income	1	—	2	—

Total		$245	$9	$608	$5

Notes to Consolidated Financial Statements (Unaudited), continued

Credit Derivative Instruments

As part of the Company’s trading businesses, the Company enters into contracts that are, in form or substance, written guarantees; specifically, CDS, risk participations, and TRS. The Company accounts for these contracts as derivatives, and accordingly, records these contracts at fair value, with changes in fair value recognized in Trading income in the Consolidated Statements of Income.

The Company has also entered into TRS contracts on loans. The Company’s TRS business consists of matched trades, such that when the Company pays depreciation on one TRS, it receives the same amount on the matched TRS. To mitigate its credit risk, the Company typically receives initial cash collateral from the counterparty upon entering into the TRS and is entitled to additional collateral if the fair value of the underlying reference assets deteriorates. The following table presents information related to the Company’s outstanding TRS contracts.

		December 31,
(Dollars in millions)	September 30, 2019	2018
Outstanding TRS notional balances	$2,543	$2,009
TRS assets at fair value	38	97
TRS liabilities at fair value	34	94
Cash collateral held for TRS contracts	635	601

For additional information on the Company’s TRS contracts, see Note 11, “Certain Transfers of Financial Assets and Variable Interest Entities,” as set forth above as well as Note 20, “Fair Value Election and Measurement,” to the Company’s 2018 Annual Report on Form 10-K.

The Company writes risk participations, which are credit derivatives, whereby the Company has guaranteed payment to a dealer counterparty in the event the counterparty experiences a loss on a derivative, such as an interest rate swap, due to a failure to pay by the counterparty’s customer (the “obligor”) on that derivative. The Company manages its payment risk on its risk participations by monitoring the creditworthiness of the obligors, which are all corporations or partnerships, through the normal credit review process that the Company would have performed had it entered into a derivative directly with the obligors. To date, no material losses have been incurred related to the Company’s written risk participations. At September 30, 2019, the remaining terms on these risk participations generally ranged from less than one year to 11 years, with a weighted average term on the maximum estimated exposure of 6.0 years. At December 31, 2018, the remaining terms on these risk participations generally ranged from less than one year to 10 years, with a weighted average term on the maximum estimated exposure of 5.9 years. The Company’s maximum estimated exposure to written risk participations, as measured by projecting a maximum value of the guaranteed derivative instruments based on interest rate curve simulations and assuming 100% default by all obligors on the maximum values, was approximately $281 million and $217 million at September 30, 2019 and December 31, 2018, respectively. The fair values of the written risk participations were immaterial at both September 30, 2019 and December 31, 2018.

Notes to Consolidated Financial Statements (Unaudited), continued

NOTE 17 - FAIR VALUE ELECTION AND MEASUREMENT

The Company measures certain assets and liabilities at fair value, which are classified as level 1, 2, or 3 within the fair value hierarchy, as shown below, on the basis of whether the measurement employs observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s own assumptions, taking into account information about market participant assumptions that is readily available.

•	Level 1: Quoted prices for identical instruments in active markets

•	Level 2: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets

•	Level 3: Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The Company’s recurring fair value measurements are based on either a requirement to measure such assets and liabilities at fair value or on the Company’s election to measure certain financial assets and liabilities at fair value. Assets and liabilities that are required to be measured at fair value on a recurring basis include trading securities, derivative instruments, securities AFS, and certain other equity securities. Assets and liabilities that the Company has elected to measure at fair value on a recurring basis include trading loans, certain LHFS and LHFI, residential MSRs, brokered time deposits, and certain structured notes and fixed rate issuances included in long-term debt.

The Company elects to measure certain assets and liabilities at fair value to better align its financial performance with the economic value of actively traded or hedged assets or liabilities. The use of fair value also enables the Company to mitigate non-economic earnings volatility caused from financial assets and liabilities being measured using different bases of accounting, as well as to more accurately portray the active and dynamic management of the Company’s balance sheet.

The Company uses various valuation techniques and assumptions in estimating fair value. The assumptions used to estimate the value of an instrument have varying degrees of impact to the overall fair value of an asset or liability. This process involves gathering multiple sources of information, including broker quotes, values provided by pricing services, trading activity in other identical or similar securities, market indices, and pricing matrices. When observable market prices for an asset or liability are not available, the Company employs various modeling techniques, such as discounted cash flow analyses, to estimate fair value. Models used to produce material financial reporting information are validated prior to use and following any material change in methodology. Their performance is monitored at least quarterly, and any material deterioration in model performance is escalated.

The Company has formal processes and controls in place to support the appropriateness of its fair value estimates. For fair values obtained from a third party, or those that include certain trader estimates of fair value, there is an independent price validation function that provides oversight for these estimates. For level 2 instruments and certain level 3 instruments, the validation generally involves evaluating pricing received from two or more third party pricing sources that are widely used by market participants. The Company evaluates this pricing information from both a qualitative and quantitative perspective and determines whether any pricing differences exceed acceptable thresholds. If thresholds are exceeded, the Company assesses differences in valuation approaches used, which may include contacting a pricing service to gain further insight into the valuation of a particular security or class of securities to resolve the pricing variance, which could include an adjustment to the price used for financial reporting purposes.

The Company classifies instruments within level 2 in the fair value hierarchy when it determines that external pricing sources estimated fair value using prices for similar instruments trading in active markets. A wide range of quoted values from pricing sources may imply a reduced level of market activity and indicate that significant adjustments to price indications have been made. In such cases, the Company evaluates whether the asset or liability should be classified as level 3.

Determining whether to classify an instrument as level 3 involves judgment and is based on a variety of subjective factors, including whether a market is inactive. A market is considered inactive if significant decreases in the volume and level of activity for the asset or liability have been observed.

Notes to Consolidated Financial Statements (Unaudited), continued

Recurring Fair Value Measurements

The following tables present certain information regarding assets and liabilities measured at fair value on a recurring basis and the changes in fair value for those specific financial instruments for which fair value has been elected. There have been no significant changes in the Company’s valuation techniques or inputs used in estimating fair value for assets and liabilities measured on a recurring basis from those disclosed in Note 20, “Fair Value Election and Measurement,” to the Company’s 2018 Annual Report on Form 10-K.

	September 30, 2019
	Fair Value Measurements			Netting	Assets/Liabilities
(Dollars in millions)	Level 1	Level 2	Level 3	Adjustments [1]	at Fair Value
Assets
Trading assets and derivative instruments:
U.S. Treasury securities	$212	$—	$—	$—	$212
Federal agency securities	—	319	—	—	319
U.S. states and political subdivisions	—	43	—	—	43
MBS—agency residential	—	1,004	—	—	1,004
MBS—agency commercial	—	51	—	—	51
ABS	—	7	—	—	7
Corporate and other debt securities	—	628	—	—	628
CP	—	122	—	—	122
Equity securities	86	—	—	—	86
Derivative instruments	466	3,385	27	(2,108)	1,770
Trading loans [2]	—	2,862	—	—	2,862

Total trading assets and derivative instruments	764	8,421	27	(2,108)	7,104

Securities AFS:
U.S. Treasury securities	4,018	—	—	—	4,018
Federal agency securities	—	124	—	—	124
U.S. states and political subdivisions	—	572	—	—	572
MBS—agency residential	—	22,585	—	—	22,585
MBS—agency commercial	—	2,983	—	—	2,983
MBS—non-agency commercial	—	1,064	—	—	1,064
Corporate and other debt securities	—	12	—	—	12

Total securities AFS	4,018	27,340	—	—	31,358

LHFS	—	1,488	—	—	1,488
LHFI	—	—	124	—	124
Residential MSRs	—	—	1,564	—	1,564
Other assets	76	—	—	—	76
Liabilities
Trading liabilities and derivative instruments:
U.S. Treasury securities	538	—	—	—	538
Corporate and other debt securities	—	539	—	—	539
Equity securities	20	—	—	—	20
Derivative instruments	135	2,886	10	(2,757)	274
Trading loans	—	9	—	—	9

Total trading liabilities and derivative instruments	693	3,434	10	(2,757)	1,380

Brokered time deposits	—	552	—	—	552
Long-term debt	—	302	—	—	302

[1]

Amounts represent offsetting cash collateral received from, and paid to, the same derivative counterparties, and the impact of netting derivative assets and derivative liabilities when a legally enforceable master netting agreement or similar agreement exists. See Note 16, “Derivative Financial Instruments,” for additional information.

[2]

At September 30, 2019, includes $2.5 billion of loans related to the Company’s TRS business, $70 million of loans related to the Company’s loan sales and trading business held in inventory, and $227 million of loans backed by the SBA held in inventory.

Notes to Consolidated Financial Statements (Unaudited), continued

	December 31, 2018
	Fair Value Measurements			Netting	Assets/Liabilities
(Dollars in millions)	Level 1	Level 2	Level 3	Adjustments [1]	at Fair Value
Assets
Trading assets and derivative instruments:
U.S. Treasury securities	$262	$—	$—	$—	$262
Federal agency securities	—	188	—	—	188
U.S. states and political subdivisions	—	54	—	—	54
MBS—agency residential	—	860	—	—	860
Corporate and other debt securities	—	700	—	—	700
CP	—	190	—	—	190
Equity securities	73	—	—	—	73
Derivative instruments	186	2,425	20	(1,992)	639
Trading loans [2]	—	2,540	—	—	2,540

Total trading assets and derivative instruments	521	6,957	20	(1,992)	5,506

Securities AFS:
U.S. Treasury securities	4,211	—	—	—	4,211
Federal agency securities	—	221	—	—	221
U.S. states and political subdivisions	—	589	—	—	589
MBS—agency residential	—	22,864	—	—	22,864
MBS—agency commercial	—	2,627	—	—	2,627
MBS—non-agency commercial	—	916	—	—	916
Corporate and other debt securities	—	14	—	—	14

Total securities AFS	4,211	27,231	—	—	31,442

LHFS	—	1,178	—	—	1,178
LHFI	—	—	163	—	163
Residential MSRs	—	—	1,983	—	1,983
Other assets	95	—	—	—	95
Liabilities
Trading liabilities and derivative instruments:
U.S. Treasury securities	801	—	—	—	801
MBS—agency	—	3	—	—	3
Corporate and other debt securities	—	385	—	—	385
Equity securities	5	—	—	—	5
Derivative instruments	119	2,590	7	(2,306)	410

Total trading liabilities and derivative instruments	925	2,978	7	(2,306)	1,604

Brokered time deposits	—	403	—	—	403
Long-term debt	—	289	—	—	289

[1]

Amounts represent offsetting cash collateral received from, and paid to, the same derivative counterparties, and the impact of netting derivative assets and derivative liabilities when a legally enforceable master netting agreement or similar agreement exists. See Note 16, “Derivative Financial Instruments,” for additional information.

[2]

At December 31, 2018, includes $2.0 billion of loans related to the Company’s TRS business, $137 million of loans related to the Company’s loan sales and trading business held in inventory, and $366 million of loans backed by the SBA loans held in inventory, measured at fair value.

Notes to Consolidated Financial Statements (Unaudited), continued

The following tables present the difference between fair value and the aggregate UPB for which the FVO has been elected for certain trading loans, LHFS, LHFI, brokered time deposits, and long-term debt instruments.

(Dollars in millions)	Fair Value at September 30, 2019	Aggregate UPB at September 30, 2019	Fair Value Over/(Under) Unpaid Principal
Assets:
Trading loans	$2,862	$2,779	$83
LHFS:
Accruing	1,488	1,446	42
LHFI:
Accruing	121	119	2
Nonaccrual	3	4	(1)
Liabilities:
Trading loans	9	9	—
Brokered time deposits	552	539	13
Long-term debt	302	290	12

(Dollars in millions)	Fair Value at December 31, 2018	Aggregate UPB at December 31, 2018	Fair Value Over/(Under) Unpaid Principal
Assets:
Trading loans	$2,540	$2,526	$14
LHFS:
Accruing	1,178	1,128	50
LHFI:
Accruing	158	163	(5)
Nonaccrual	5	6	(1)
Liabilities:
Brokered time deposits	403	403	—
Long-term debt	289	286	3

Notes to Consolidated Financial Statements (Unaudited), continued

The following tables present the changes in fair value of financial instruments for which the FVO has been elected. The tables do not reflect the change in fair value attributable to related economic hedges that the Company uses to mitigate market-related risks associated with the financial instruments. Generally, changes in the fair value of economic hedges are recognized in Trading income, Mortgage-related income, Commercial real estate-related income, or Other noninterest income as appropriate, and are designed to partially offset the change in fair value of the financial instruments referenced in the tables below. The Company’s economic hedging activities are deployed at both the instrument and portfolio level.

	Fair Value (Loss)/Gain for the Three Months Ended September 30, 2019 for Items Measured at Fair Value Pursuant to Election of the FVO				Fair Value Gain/(Loss) for the Nine Months Ended September 30, 2019 for Items Measured at Fair Value Pursuant to Election of the FVO
(Dollars in millions)	Trading Income	Mortgage [1] Related Income	Other Noninterest Income	Total [2] Changes in Fair Values Included in Earnings	Trading Income	Mortgage [1] Related Income	Other Noninterest Income	Total [2] Changes in Fair Values Included in Earnings
Assets:
Trading loans [3]	($1)	$—	$—	($1)	$18	$—	$—	$18
LHFS [4]	—	40	—	40	—	80	—	80
LHFI	—	—	2	2	—	—	5	5
Residential MSRs	—	(250)	—	(250)	—	(650)	—	(650)
Liabilities:
Brokered time deposits	(3)	—	—	(3)	(24)	—	—	(24)
Long-term debt	(2)	—	—	(2)	(15)	—	—	(15)

[1]

Income related to LHFS does not include income from IRLCs. For the three and nine months ended September 30, 2019, income related to residential MSRs includes income recognized upon the sale of loans reported at LOCOM.

[2]

Changes in fair value for the three and nine months ended September 30, 2019 exclude accrued interest for the period then ended. Interest income or interest expense on trading loans, LHFS, LHFI, brokered time deposits, and long-term debt that have been elected to be measured at fair value are recognized in Interest income or Interest expense in the Consolidated Statements of Income.

[3]

Includes an immaterial amount of gains or losses in the Consolidated Statements of Income due to changes in fair value attributable to instrument-specific credit risk for three and nine months ended September 30, 2019.

[4]

Includes an immaterial amount of gains or losses in the Consolidated Statements of Income due to changes in fair value attributable to borrower-specific credit risk for the three and nine months ended September 30, 2019.

	Fair Value Gain/(Loss) for the Three Months Ended September 30, 2018 for Items Measured at Fair Value Pursuant to Election of the FVO				Fair Value Gain/(Loss) for the Nine Months Ended September 30, 2018 for Items Measured at Fair Value Pursuant to Election of the FVO
(Dollars in millions)	Trading Income	Mortgage [1] Related Income	Other Noninterest Income	Total [2] Changes in Fair Values Included in Earnings	Trading Income	Mortgage [1] Related Income	Other Noninterest Income	Total [2] Changes in Fair Values Included in Earnings
Assets:
Trading loans [3]	$3	$—	$—	$3	$10	$—	$—	$10
LHFS [4]	—	5	—	5	—	(3)	—	(3)
LHFI	—	—	(1)	(1)	—	—	(4)	(4)
Residential MSRs	—	(8)	—	(8)	—	22	—	22
Liabilities:
Brokered time deposits	(4)	—	—	(4)	6	—	—	6
Long-term debt	1	—	—	1	6	—	—	6

[1]

Income related to LHFS does not include income from IRLCs. For the three and nine months ended September 30, 2018, income related to residential MSRs includes income recognized upon the sale of loans reported at LOCOM.

[2]

Changes in fair value for the three and nine months ended September 30, 2018 exclude accrued interest for the period then ended. Interest income or interest expense on trading loans, LHFS, LHFI, brokered time deposits, and long-term debt that have been elected to be measured at fair value are recognized in Interest income or Interest expense in the Consolidated Statements of Income.

[3]

Includes an immaterial amount of gains or losses in the Consolidated Statements of Income due to changes in fair value attributable to instrument-specific credit risk for three and nine months ended September 30, 2018.

[4]

Includes an immaterial amount of gains or losses in the Consolidated Statements of Income due to changes in fair value attributable to borrower-specific credit risk for the three and nine months ended September 30, 2018.

Notes to Consolidated Financial Statements (Unaudited), continued

The valuation technique and range, including weighted average, of the unobservable inputs associated with the Company’s level 3 assets and liabilities are as follows:

	Level 3 Significant Unobservable Input Assumptions
(Dollars in millions)	Fair value September 30, 2019	Valuation Technique	Unobservable Input	Range (Weighted Average) [1]
Assets
Trading assets and derivative instruments:
Derivative instruments, net [2]	$17	Internal model	Pull through rate	2-100% (83%)
			MSR value	21-155 bps (102 bps)
LHFI	121	Monte	Option adjusted spread	62-250 bps (172 bps)
		Carlo/Discounted	Conditional prepayment rate	7-31 CPR (16 CPR)
		cash flow	Conditional default rate	0-2 CDR (0.5 CDR)
	3	Collateral based pricing	Appraised value	NM [3]
Residential MSRs	1,564	Monte	Conditional prepayment rate	6-31 CPR (15 CPR)
		Carlo/Discounted
		cash flow	Option adjusted spread	1-29% (3%)

[1]	Unobservable inputs were weighted by the relative fair value of the financial instruments.
[2]

Amount represents the net of IRLC assets and liabilities and includes the derivative liability associated with the Company’s sale of Visa shares. Refer to the “Trading Liabilities and Derivative Instruments” section in Note 20, “Fair Value Election and Measurement,” to the Company’s 2018 Annual Report on Form 10-K, for a discussion of valuation assumptions related to the Visa derivative liability.

[3]	Not meaningful.

	Level 3 Significant Unobservable Input Assumptions
(Dollars in millions)	Fair value December 31, 2018	Valuation Technique	Unobservable Input	Range (Weighted Average) [1]
Assets
Trading assets and derivative instruments:
Derivative instruments, net [2]	$13	Internal model	Pull through rate	41-100% (81%)
			MSR value	11-165 bps (108 bps)
LHFI	158	Monte Carlo/Discounted	Option adjusted spread	0-250 bps (164 bps)
		cash flow	Conditional prepayment rate	7-22 CPR (12 CPR)
			Conditional default rate	0-1 CDR (0.6 CDR)
	5	Collateral based pricing	Appraised value	NM [3]
Residential MSRs	1,983	Monte Carlo/Discounted	Conditional prepayment rate	6-30 CPR (13 CPR)
		cash flow	Option adjusted spread	0-116% (2%)

[1]	Unobservable inputs were weighted by the relative fair value of the financial instruments.
[2]

Amount represents the net of IRLC assets and liabilities and includes the derivative liability associated with the Company’s sale of Visa shares. Refer to the “Trading Liabilities and Derivative Instruments” section in Note 20, “Fair Value Election and Measurement,” to the Company’s 2018 Annual Report on Form 10-K, for a discussion of valuation assumptions related to the Visa derivative liability.

[3]	Not meaningful.

Notes to Consolidated Financial Statements (Unaudited), continued

The following tables present a reconciliation of the beginning and ending balances for assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (other than residential MSRs which are disclosed in Note 8, “Goodwill and Other Intangible Assets”). Transfers into and out of the fair value hierarchy levels are assumed to occur at the end of the period in which the transfer occurred. None of the transfers into or out of level 3 have been the result of using alternative valuation approaches to estimate fair values.

	Fair Value Measurements Using Significant Unobservable Inputs
(Dollars in millions)	Beginning Balance July 1, 2019	Included in Earnings		OCI	Purchases	Sales	Settlements	Transfers to/from Other Balance Sheet Line Items		Transfers into Level 3	Transfers out of Level 3	Fair Value September 30, 2019
Trading assets:
Derivative instruments, net	$24	$60	[1]	$—	$—	$—	($3)	($64	) [2]	$—	$—	$17
LHFI	127	2	[3]	—	—	—	(6)	—		1	—	124

(Dollars in millions)	Beginning Balance January 1, 2019	Included in Earnings		OCI	Purchases	Sales	Settlements	Transfers to/from Other Balance Sheet Line Items		Transfers into Level 3	Transfers out of Level 3	Fair Value September 30, 2019
Trading assets:
Derivative instruments, net	$13	$147	[1]	$—	$—	$—	($5)	($138	) [2]	$—	$—	$17
LHFI	163	5	[3]	—	—	—	(21)	—		2	(25)	124

[1]

Includes issuances, fair value changes, and expirations. Amount related to residential IRLCs is recognized in Mortgage-related income, amount related to commercial IRLCs is recognized in Commercial real estate-related income, and amount related to Visa derivative liability is recognized in Other noninterest expense. Included $23 million in earnings during both the three and nine months ended September 30, 2019, related to changes in unrealized gains on net derivative instruments still held at September 30, 2019.

[2]

During the three and nine months ended September 30, 2019, the Company transferred $64 million and $138 million, respectively, of net IRLC assets out of level 3 as the associated loans were closed. 3 Amounts are generally included in Mortgage-related income; however, the mark on certain fair value loans is included in Other noninterest income. Included $3 million and $5 million in earnings during the three and nine months ended September 30, 2019, respectively, related to changes in unrealized gains on LHFI still held at September 30, 2019.

	Fair Value Measurements Using Significant Unobservable Inputs
(Dollars in millions)	Beginning Balance July 1, 2018	Included in Earnings		OCI	Purchases	Sales	Settlements	Transfers to/ from Other Balance Sheet Line Items		Transfers into Level 3	Transfers out of Level 3	Fair Value September 30, 2018
Trading assets:
Derivative instruments, net	$3	$18	[1]	$—	$—	$—	$8	($26	) [2]	$—	$—	$3
LHFI	177	—	[3]	—	—	—	(9)	—		—	—	168

(Dollars in millions)	Beginning Balance January 1, 2018	Included in Earnings		OCI	Purchases	Sales	Settlements	Transfers to/ from Other Balance Sheet Line Items		Transfers into Level 3	Transfers out of Level 3	Fair Value September 30, 2018
Trading assets:
Derivative instruments, net	$—	$36	[1]	$—	$—	$—	$10	($43	) [2]	$—	$—	$3
Securities AFS:
MBS - non-agency residential	59	—		—	—	—	(2)	—		—	(57)	—
ABS	8	—		—	—	—	(1)	—		—	(7)	—
Corporate and other debt securities	5	—		—	—	—	—	—		—	(5)	—

Total securities AFS	72	—		—	—	—	(3)	—		—	(69)	—

LHFI	196	(3	) [3]	—	—	—	(26)	—		1	—	168

[1]

Includes issuances, fair value changes, and expirations. Amount related to residential IRLCs is recognized in Mortgage-related income, amount related to commercial IRLCs is recognized in Commercial real estate-related income, and amount related to Visa derivative liability is recognized in Other noninterest expense. Included $10 million and $7 million in earnings during the three and nine months ended September 30, 2018, respectively, related to changes in unrealized gains on net derivative instruments still held at September 30, 2018.

[2]	During the three and nine months ended September 30, 2018, the Company transferred $26 million and $43 million, respectively, of net IRLC assets out of level 3 as the associated loans were closed.
[3]

Amounts are generally included in Mortgage-related income; however, the mark on certain fair value loans is included in Other noninterest income. Included $0 and $4 million in earnings during the three and nine months ended September 30, 2018, respectively, related to changes in unrealized losses on LHFI still held at September 30, 2018.

Notes to Consolidated Financial Statements (Unaudited), continued

Non-recurring Fair Value Measurements

The following tables present gains and losses recognized on assets still held at period end, and measured at fair value on a non-recurring basis, for the three and nine months ended September 30, 2019 and the year ended December 31, 2018. Adjustments to fair value generally result from the application of LOCOM, or the measurement alternative, or through write-downs of individual assets. The tables do not reflect changes in fair value attributable to economic hedges the Company may have used to mitigate interest rate risk associated with LHFS.

		Fair Value Measurements			(Losses)/Gains for the Three Months Ended September 30, 2019	(Losses)/Gains for the Nine Months Ended September 30, 2019
(Dollars in millions)	September 30, 2019	Level 1	Level 2	Level 3
LHFS	$311	$—	$311	$—	($14)	($14)
LHFI	128	—	—	128	—	—
OREO	22	—	—	22	(1)	(3)
Other assets	74	—	61	13	16	14

		Fair Value Measurements			(Losses)/Gains for the
					Year Ended
(Dollars in millions)	December 31, 2018	Level 1	Level 2	Level 3	December 31, 2018
LHFS	$47	$—	$47	$—	($1)
LHFI	63	—	—	63	—
OREO	19	—	—	19	(4)
Other assets	67	—	47	20	24

Discussed below are the valuation techniques and inputs used in estimating fair values for assets measured at fair value on a non-recurring basis and classified as level 2 and/or 3.

Loans Held for Sale

At September 30, 2019 and December 31, 2018, LHFS classified as level 2 consisted of commercial loans that were valued using market prices and measured at LOCOM. During both the three and nine months ended September 30, 2019, the Company recognized impairment charges of $14 million attributable to changes in the fair value of LHFS. During the year ended December 31, 2018, the Company recognized an immaterial amount of impairment charges attributable to changes in the fair value of LHFS.

Loans Held for Investment

At September 30, 2019 and December 31, 2018, LHFI classified as level 3 consisted primarily of consumer loans discharged in Chapter 7 bankruptcy that had not been reaffirmed by the borrower. Cash proceeds from the sale of the underlying collateral is the expected source of repayment for a majority of these loans. Accordingly, the fair value of these loans is derived from the estimated fair value of the underlying collateral, incorporating market data if available. Due to the lack of market data for similar assets, all of these loans are classified as level 3. There were no gains/(losses) recognized during the three and nine months ended September 30, 2019 or during the year ended December 31, 2018, as the charge-offs related to these loans are a component of the ALLL.

OREO

OREO is measured at the lower of cost or fair value less costs to sell. Level 3 OREO consists primarily of residential homes, commercial properties, and vacant lots and land for which initial valuations are based on property-specific appraisals, broker pricing opinions, or other limited, highly subjective market information. Updated value estimates are received regularly for level 3 OREO.

Other Assets

Other assets consist of equity investments, other repossessed assets, assets under operating leases where the Company is the lessor, branch properties, and land held for sale.

The Company elected the measurement alternative for measuring certain equity securities without readily determinable fair values, which are adjusted based on any observable price changes in orderly transactions. These equity securities are classified as level 2 based on the valuation methodology and associated inputs. During both the three and nine months ended September 30, 2019, the Company recognized remeasurement gains of $16 million on these equity securities. During the year ended December 31, 2018, the Company recognized remeasurement gains of $30 million on these equity securities.

Other repossessed assets include repossessed personal property that is measured at fair value less cost to sell. These assets are classified as level 3 as their fair value is determined based on a variety of subjective, unobservable factors. There were no losses recognized in earnings by the Company on other repossessed assets during the three and nine months ended September 30, 2019 or during the year ended December 31, 2018, as the impairment charges on repossessed personal property were a component of the ALLL.

The Company monitors the fair value of assets under operating leases where the Company is the lessor and recognizes impairment on the leased asset to the extent the carrying value is not recoverable and is greater than its fair value. Fair value is determined using collateral specific pricing digests, external appraisals, broker opinions, recent sales data from industry equipment dealers, and the discounted cash flows derived from the underlying lease agreement. As market data for similar assets and lease arrangements is available and used in the valuation, these assets are considered level 2. During the three and nine months ended September 30, 2019 and the year ended December 31, 2018, the Company recognized an immaterial amount of impairment charges attributable to changes in the fair value of various personal property under operating leases.

Notes to Consolidated Financial Statements (Unaudited), continued

Branch properties are classified as level 3, as their fair value is based on property-specific appraisals and broker opinions. No impairment charges were recognized on branch properties during the three months ended September 30, 2019 and an immaterial amount was recognized during the nine months ended September 30, 2019. During the year ended December 31, 2018, the Company recognized impairment charges of $5 million on branch properties.

Land held for sale is recorded at the lesser of carrying value or fair value less cost to sell, and is considered level 3 as its fair value is determined based on property-specific appraisals and broker opinions. No impairment charges were recognized on land held for sale during the three months ended September 30, 2019. During the nine months ended September 30, 2019 and the year ended December 31, 2018, the Company recognized an immaterial amount of impairment charges on land held for sale.

Fair Value of Financial Instruments

The carrying amounts and fair values of the Company’s financial instruments are as follows:

		September 30, 2019		Fair Value Measurements
(Dollars in millions)	Measurement Category	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	Amortized cost	$9,184	$9,184	$9,184	$—	$—
Trading assets and derivative instruments	Fair value	7,104	7,104	764	6,313	27
Securities AFS	Fair value	31,358	31,358	4,018	27,340	—
LHFS	Amortized cost	518	525	—	448	77
	Fair value	1,488	1,488	—	1,488	—
LHFI, net	Amortized cost	156,632	156,222	—	—	156,222
	Fair value	124	124	—	—	124
Other [1]	Amortized cost	737	737	—	—	737
	Fair value	76	76	76	—	—
Financial liabilities:
Consumer and other time deposits	Amortized cost	16,727	16,637	—	16,637	—
Brokered time deposits	Amortized cost	993	964	—	964	—
	Fair value	552	552	—	552	—
Short-term borrowings	Amortized cost	7,144	7,144	—	7,144	—
Long-term debt	Amortized cost	20,067	20,257	—	18,490	1,767
	Fair value	302	302	—	302	—
Trading liabilities and derivative instruments	Fair value	1,380	1,380	693	677	10

		December 31, 2018		Fair Value Measurements
(Dollars in millions)	Measurement Category	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	Amortized cost	$7,495	$7,495	$7,495	$—	$—
Trading assets and derivative instruments	Fair value	5,506	5,506	521	4,965	20
Securities AFS	Fair value	31,442	31,442	4,211	27,231	—
LHFS	Amortized cost	290	291	—	261	30
	Fair value	1,178	1,178	—	1,178	—
LHFI, net	Amortized cost	150,061	148,167	—	—	148,167
	Fair value	163	163	—	—	163
Other [1]	Amortized cost	630	630	—	—	630
	Fair value	95	95	95	—	—
Financial liabilities:
Consumer and other time deposits	Amortized cost	15,355	15,106	—	15,106	—
Brokered time deposits	Amortized cost	642	615	—	615	—
	Fair value	403	403	—	403	—
Short-term borrowings	Amortized cost	8,772	8,772	—	8,772	—
Long-term debt	Amortized cost	14,783	14,729	—	13,024	1,705
	Fair value	289	289	—	289	—
Trading liabilities and derivative instruments	Fair value	1,604	1,604	925	672	7

[1]

Other financial assets recorded at amortized cost consist of FHLB of Atlanta stock and Federal Reserve Bank of Atlanta stock. Other financial assets recorded at fair value consist of mutual fund investments and other equity securities with readily determinable fair values.

At September 30, 2019 and December 31, 2018, the Company had $76.2 billion and $72.0 billion of unfunded commercial loan commitments and letters of credit, respectively, that are not included in the preceding tables. Since no active trading market exists for these instruments, a reasonable estimate of the instruments’ fair value is the carrying value of deferred fees plus the related unfunded commitments reserve, which totaled $76 million and $72 million at September 30, 2019 and December 31, 2018, respectively. The Company does not estimate the fair value of its unfunded consumer lending commitments, which can generally be canceled by providing notice to the borrower.

Notes to Consolidated Financial Statements (Unaudited), continued

NOTE 18 – CONTINGENCIES

Litigation and Regulatory Matters

In the ordinary course of business, the Company and its subsidiaries are parties to numerous civil claims and lawsuits and subject to regulatory examinations, investigations, and requests for information. Some of these matters involve claims for substantial amounts. The Company’s experience has shown that the damages alleged by plaintiffs or claimants are often overstated, based on unsubstantiated legal theories, unsupported by facts, and/or bear no relation to the ultimate award that a court might grant. Additionally, the outcome of litigation and regulatory matters and the timing of ultimate resolution are inherently difficult to predict. These factors make it difficult for the Company to provide a meaningful estimate of the range of reasonably possible outcomes of claims in the aggregate or by individual claim. However, on a case-by-case basis, reserves are established for those legal claims in which it is probable that a loss will be incurred and the amount of such loss can be reasonably estimated. The Company’s financial statements at September 30, 2019 reflect the Company’s current best estimate of probable losses associated with these matters, including costs to comply with various settlement agreements, where applicable. The actual costs of resolving these claims may be substantially higher or lower than the amounts reserved.

For a limited number of legal matters in which the Company is involved, the Company is able to estimate a range of reasonably possible losses in excess of related reserves, if any. Management currently estimates these losses to range from $0 to approximately $160 million. This estimated range of reasonably possible losses represents the estimated possible losses over the life of such legal matters, which may span a currently indeterminable number of years, and is based on information available at September 30, 2019. The matters underlying the estimated range will change from time to time, and actual results may vary significantly from this estimate. Those matters for which an estimate is not possible are not included within this estimated range; therefore, this estimated range does not represent the Company’s maximum loss exposure. Based on current knowledge, it is the opinion of management that liabilities arising from legal claims in excess of the amounts currently reserved, if any, will not have a material impact on the Company’s financial condition, results of operations, or cash flows. However, in light of the significant uncertainties involved in these matters and the large or indeterminate damages sought in some of these matters, an adverse outcome in one or more of these matters could be material to the Company’s financial condition, results of operations, or cash flows for any given reporting period.

The following is a description of certain litigation and regulatory matters:

Card Association Antitrust Litigation

The Company is a defendant, along with Visa and Mastercard, as well as several other banks, in several antitrust lawsuits challenging their practices. For a discussion regarding the Company’s involvement in this litigation matter, see Note 15, “Guarantees.”

Bickerstaff v. SunTrust Bank

This case was filed in the Fulton County State Court on July 12, 2010, and an amended complaint was filed on August 9, 2010. Plaintiff asserts that all overdraft fees charged to his account which related to debit card and ATM transactions are actually interest charges and therefore subject to the usury laws of Georgia. Plaintiff has brought claims for violations of civil and criminal usury laws, conversion, and money had and received, and purports to bring the action on behalf of all Georgia citizens who incurred such overdraft fees within the four years before the complaint was filed where the overdraft fee resulted in an interest rate being charged in excess of the usury rate. On April 8, 2013, the plaintiff filed a motion for class certification and that motion was denied but the ruling was later reversed and remanded by the Georgia Supreme Court. On October 6, 2017, the trial court granted plaintiff’s motion for class certification and the decision was affirmed by the Georgia Court of Appeals on March 6, 2019. The Bank filed a petition with the Georgia Supreme Court on April 15, 2019, asking the court to review the decision.

Mutual Funds ERISA Class Action

On March 11, 2011, the Company and certain officers, directors, and employees of the Company were named in a putative class action alleging that they breached their fiduciary duties under ERISA by offering certain STI Classic Mutual Funds as investment options in the Plan. The plaintiffs purported to represent all current and former Plan participants who held the STI Classic Mutual Funds in their Plan accounts from April 2002 through December 2010 and seek to recover alleged losses these Plan participants supposedly incurred as a result of their investment in the STI Classic Mutual Funds. This action is pending in the U.S. District Court for the Northern District of Georgia, Atlanta Division (the “District Court”). Subsequently, plaintiffs’ counsel initiated a substantially similar lawsuit against the Company naming two new plaintiffs. On June 27, 2014, Brown, et al. v. SunTrust Banks, Inc., et al., another putative class action alleging breach of fiduciary duties associated with the inclusion of STI Classic Mutual Funds as investment options in the Plan, was filed in the U.S. District Court for the District of Columbia but then was transferred to the District Court.

After various appeals, the cases were remanded to the District Court. On March 25, 2016, a consolidated amended complaint was filed, consolidating all of these pending actions into one case. The Company filed an answer to the consolidated amended complaint on June 6, 2016. Subsequent to the closing of fact discovery, plaintiffs filed their second amended consolidated complaint on December 19, 2017 which among other things named five new defendants. On January 2, 2018, defendants filed their answer to the second amended consolidated complaint. Defendants’ motion for partial summary judgment was filed on January 12, 2018, and on January 16, 2018 the plaintiffs filed for motion for class certification. Defendants’ motion for partial summary judgment was granted by the District Court on May 2, 2018, which held that all claims prior to March 11, 2005 have been dismissed as well as dismissing three individual defendants from the action. On June 27, 2018, the District Court granted the plaintiffs’ motion for class certification. On March 29,

Notes to Consolidated Financial Statements (Unaudited), continued

2019, the District Court dismissed RidgeWorth Capital Management, Inc. from the lawsuit and on July 16, 2019, the District Court dismissed plaintiffs’ claim for successor liability. On October 3, 2019, the District Court granted in part and denied in part defendants’ motion for summary judgment on plaintiffs’ remaining claims. The surviving claims have been placed on a civil trial calendar for early 2020.

Millennium Lender Claim Trust v. STRH and SunTrust Bank, et al.

In August 2017, the Trustee of the Millennium Lender Claim Trust filed a suit in the New York State Court against STRH, the Bank, and other lenders of the $1.775 B Millennium Health LLC f/k/a Millennium Laboratories LLC (“Millennium”) syndicated loan. The Trustee alleges that the loan was actually a security and that defendants misrepresented or omitted to state material facts in the offering materials and communications provided concerning the legality of Millennium’s sales, marketing, and billing practices and the known risks posed by a pending government investigation into the illegality of such practices. The Trustee brings claims for violation of the California Corporate Securities Law, the Massachusetts Uniform Securities Act, the Colorado Securities Act, and the Illinois Securities Law, as well as negligent misrepresentation and seeks rescission of sales of securities as well as unspecified rescissory damages, compensatory damages, punitive damages, interest, and attorneys’ fees and costs. The defendants removed the case to the U.S. District Court for the Southern District of New York and Trustee’s motion to remand the case back to state court was denied. The defendants filed a motion to dismiss the claims on April 12, 2019.

SunTrust and BB&T Merger Litigation

Following the Merger announcement, six civil actions were filed challenging, among other things, the adequacy of the disclosures contained in the preliminary proxy statement/prospectus filed by BB&T with the SEC in connection with the proposed transaction. Five of these suits were filed by purported SunTrust stockholders against SunTrust and its Board and assert claims under Sections 14(a) and 20(a) of the Exchange Act challenging the adequacy of the public disclosures made concerning the proposed transaction. One of these five suits also asserts a claim against BB&T under Section 20(a). The sixth suit was filed by a purported BB&T stockholder against BB&T and its board of directors and asserts claims under state law challenging, among other things, the adequacy of the public disclosures made concerning the proposed transaction. Following discussions, SunTrust and BB&T reached agreement with plaintiffs to resolve these actions by making certain supplemental disclosures in the joint proxy statement/prospectus filed with the SEC in connection with the proposed transaction, which became definitive on June 19, 2019. To date, one of the suits filed by purported SunTrust stockholders has been dismissed with prejudice, and the suit filed by a purported BB&T stockholder has been discontinued with prejudice. Plaintiffs in the four remaining suits have similarly agreed to dismiss their actions in their entirety, with prejudice as to the named plaintiffs only and without prejudice to all other members of the putative class.

NOTE 19 – BUSINESS SEGMENT REPORTING

The Company operates and measures business activity across two segments: Consumer and Wholesale, with functional activities included in Corporate Other. The Company’s business segment structure is based on the manner in which financial information is evaluated by management as well as the products and services provided or the type of client served. The following is a description of the segments and their primary businesses at September 30, 2019.

The Consumer segment is made up of three primary businesses:

•	Consumer Banking provides services to individual consumers and business banking clients through an extensive network of traditional and in-store branches, ATMs, online banking (www.suntrust.com), mobile banking, and by telephone (1-800-SUNTRUST). Financial products and services offered to consumers and small business clients include deposits and payments, loans, and various fee-based services. Consumer Banking also serves as an entry point for clients and provides services for other businesses.

•	Consumer Lending Solutions offers an array of lending products to individual consumers and business banking clients via the Company’s Consumer Banking and PWM businesses, correspondent channels, the internet (www.suntrust.com and www.lightstream.com), telephone (1-800-SUNTRUST), as well as through various national offices and partnerships. Products offered include mortgages, home equity lines, personal credit lines and loans, direct auto, indirect auto, student lending, credit cards, and other lending products. Mortgage products are either sold in the secondary market, generally with servicing rights retained, or held in the Company’s LHFI portfolio. Consumer Lending Solutions also services mortgage loans for other investors in addition to loans held in the Company’s LHFI portfolio.

•	PWM provides a full array of wealth management products and professional services to individual consumers and institutional clients, including loans, deposits, brokerage, professional investment advisory, and trust services to clients seeking active management of their financial resources. Institutional clients are served by the Institutional Investment Solutions business. Online and full-service brokerage products are offered to individual clients through STIS. Investment advisory products and services are offered to clients by STAS, an SEC registered investment advisor. PWM also includes GFO Advisory Services, LLC, which provides family office solutions to clients and their families to help them manage and sustain wealth across multiple generations, including family meeting facilitation, consolidated reporting, expense management, specialty asset management, and business transition advice, as well as other wealth management disciplines.

Notes to Consolidated Financial Statements (Unaudited), continued

The Wholesale segment is made up of three primary businesses and the Treasury & Payment Solutions product group:

•	CIB delivers comprehensive capital markets solutions, including advisory, capital-raising, and financial risk management, with the goal of serving the needs of both public and private companies in the Wholesale segment and PWM business. Investment Banking and Corporate Banking teams within CIB serve clients across the nation, offering a full suite of traditional banking and investment banking products and services to companies with annual revenues typically greater than $150 million. Investment Banking serves select industry segments including consumer and retail, energy, technology, financial services, healthcare, industrials, and media and communications. Corporate Banking serves clients across diversified industry sectors based on size, complexity, and frequency of capital markets issuance. CIB also includes the Company’s Asset Finance Group, which offers a full complement of asset-based financing solutions such as securitizations, asset-based lending, equipment financing, and structured real estate arrangements.

•	Commercial Banking offers an array of traditional banking products, including lending, cash management, and investment banking solutions via CIB, to commercial clients (generally clients with revenues between $5 million and $250 million), including not-for-profit organizations, governmental entities, healthcare and aging services, and auto dealer financing (floor plan inventory financing). Local teams deliver these solutions along with the Company’s industry expertise to commercial clients to help them achieve smart growth.

•	Commercial Real Estate provides a range of credit and deposit services as well as fee-based product offerings on a regional delivery basis to privately held developers, operators, and investors in commercial real estate properties through its National Banking Division. Commercial Real Estate also provides multi-family agency lending and servicing, advisory, and commercial mortgage brokerage services via its Agency Lending division. Additionally, Commercial Real Estate offers tailored financing and equity investment solutions for community development and affordable housing projects through STCC, with particular expertise in Low Income Housing Tax Credits and New Market Tax Credits. Real Estate Corporate and Investment Banking targets relationships with REITs and homebuilders, both publicly-traded and privately owned. The Investor Services Group offers loan administration, special servicing, valuation, and advisory services to third party clients.

•	Treasury & Payment Solutions provides business clients in the Wholesale segment with services required to manage their payments and receipts, combined with the ability to manage and optimize their deposits across all aspects of their business. Treasury & Payment Solutions operates all electronic and paper payment types, including card, wire transfer, ACH, check, and cash. It also provides clients the means to manage their accounts electronically online, both domestically and internationally.

Corporate Other includes management of the Company’s investment securities portfolio, long-term debt, end user derivative instruments, short-term liquidity and funding activities, balance sheet risk management, and most real estate assets, as well as the Company’s functional activities such as marketing, finance, enterprise risk, legal, enterprise information services, and executive management, among others.

Because business segment results are presented based on management accounting practices, the transition to the consolidated results prepared under U.S. GAAP creates certain differences, which are reflected in reconciling items. Business segment reporting conventions are described below.

•	Net interest income-FTE – is reconciled from Net interest income and is grossed-up on an FTE basis to make income from tax-exempt assets comparable to other taxable products. Segment results reflect matched maturity funds transfer pricing, which ascribes credits or charges based on the economic value or cost created by assets and liabilities of each segment. Differences between these credits and charges are captured as reconciling items.

•	Provision for credit losses – represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to each segment’s quarterly change in the ALLL and unfunded commitments reserve balances.

•	Noninterest income – includes federal and state tax credits that are grossed-up on a pre-tax equivalent basis, related primarily to certain community development investments.

•	Provision for income taxes-FTE – is calculated using a blended income tax rate for each segment and includes reversals of the tax adjustments and credits described above. The difference between the calculated provision for income taxes at the segment level and the consolidated provision for income taxes is reported as reconciling items.

The segment’s financial performance is comprised of direct financial results and allocations for various corporate functions that provide management an enhanced view of the segment’s financial performance. Internal allocations include the following:

•	Operational costs – expenses are charged to segments based on an activity-based costing process, which also allocates residual expenses to the segments. Generally, recoveries of these costs are reported in Corporate Other.

•	Support and overhead costs – expenses not directly attributable to a specific segment are allocated based on various drivers (number of equivalent employees, number of PCs/laptops, net revenue, etc.). Recoveries for these allocations are reported in Corporate Other.

The application and development of management reporting methodologies is an active process and undergoes periodic enhancements. The implementation of these enhancements to the internal management reporting methodology may materially affect the results disclosed for each segment, with no impact on consolidated results. If significant changes to management reporting methodologies take place, the impact of these changes is quantified and prior period information is revised, when practicable.

Notes to Consolidated Financial Statements (Unaudited), continued

	Three Months Ended September 30, 2019
(Dollars in millions)	Consumer	Wholesale	Corporate Other	Reconciling Items	Consolidated
Balance Sheets:
Average LHFI	$80,414	$77,107	$91	$—	$157,612
Average consumer and commercial deposits	114,132	45,817	2,779	(195)	162,533
Average total assets	90,329	93,584	38,557	2,277	224,747
Average total liabilities	114,989	52,471	31,126	(65)	198,521
Average total equity	—	—	—	26,226	26,226
Statements of Income:
Net interest income	$1,068	$529	($79)	($8)	$1,510
FTE adjustment	—	21	—	1	22

Net interest income-FTE [1]	1,068	550	(79)	(7)	1,532
Provision for credit losses [2]	77	56	—	(1)	132

Net interest income after provision for credit losses-FTE	991	494	(79)	(6)	1,400
Total noninterest income	479	368	34	(38)	843
Total noninterest expense	1,025	457	(5)	(3)	1,474

Income before provision for income taxes-FTE	445	405	(40)	(41)	769
Provision for income taxes-FTE [3]	102	96	(10)	(44)	144

Net income including income attributable to noncontrolling interest	343	309	(30)	3	625
Less: Net income attributable to noncontrolling interest	—	—	2	—	2

Net income	$343	$309	($32)	$3	$623

[1]	Presented on a matched maturity funds transfer price basis for the segments.
[2]

Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the ALLL and unfunded commitment reserve balances.

[3]	Includes regular provision for income taxes as well as FTE income and tax credit adjustment reversals.

	Three Months Ended September 30, 2018
(Dollars in millions)	Consumer	Wholesale	Corporate Other	Reconciling Items	Consolidated
Balance Sheets:
Average LHFI	$75,234	$70,669	$93	($1)	$145,995
Average consumer and commercial deposits	111,950	44,702	3,264	(568)	159,348
Average total assets	85,933	84,909	35,647	906	207,395
Average total liabilities	112,898	51,215	19,531	(524)	183,120
Average total equity	—	—	—	24,275	24,275
Statements of Income:
Net interest income	$1,056	$539	($46)	($37)	$1,512
FTE adjustment	—	22	1	(1)	22

Net interest income-FTE [1]	1,056	561	(45)	(38)	1,534
Provision for credit losses [2]	36	24	—	1	61

Net interest income after provision for credit losses-FTE	1,020	537	(45)	(39)	1,473
Total noninterest income	444	368	16	(46)	782
Total noninterest expense	991	432	(35)	(4)	1,384

Income before provision for income taxes-FTE	473	473	6	(81)	871
Provision for income taxes-FTE [3]	108	112	(51)	(52)	117

Net income including income attributable to noncontrolling interest	365	361	57	(29)	754
Less: Net income attributable to noncontrolling interest	—	—	2	—	2

Net income	$365	$361	$55	($29)	$752

[1]	Presented on a matched maturity funds transfer price basis for the segments.
[2]

Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the ALLL and unfunded commitment reserve balances.

[3]	Includes regular provision for income taxes as well as FTE income and tax credit adjustment reversals.

Notes to Consolidated Financial Statements (Unaudited), continued

	Nine Months Ended September 30, 2019
(Dollars in millions)	Consumer	Wholesale	Corporate Other	Reconciling Items	Consolidated
Balance Sheets:
Average LHFI	$79,473	$76,481	$90	$—	$156,044
Average consumer and commercial deposits	113,067	44,777	3,224	(289)	160,779
Average total assets	89,026	92,046	38,189	1,758	221,019
Average total liabilities	113,979	51,441	30,465	(173)	195,712
Average total equity	—	—	—	25,307	25,307
Statements of Income:
Net interest income	$3,222	$1,607	($222)	($18)	$4,589
FTE adjustment	—	65	1	—	66

Net interest income-FTE [1]	3,222	1,672	(221)	(18)	4,655
Provision for credit losses [2]	204	208	—	—	412

Net interest income after provision for credit losses-FTE	3,018	1,464	(221)	(18)	4,243
Total noninterest income	1,415	1,137	230	(129)	2,653
Total noninterest expense	3,029	1,382	207	(16)	4,602

Income before provision for income taxes-FTE	1,404	1,219	(198)	(131)	2,294
Provision for income taxes-FTE [3]	321	289	(81)	(133)	396

Net income including income attributable to noncontrolling interest	1,083	930	(117)	2	1,898
Less: Net income attributable to noncontrolling interest	—	—	7	—	7

Net income	$1,083	$930	($124)	$2	$1,891

[1]	Presented on a matched maturity funds transfer price basis for the segments.
[2]

Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the ALLL and unfunded commitment reserve balances.

[3]	Includes regular provision for income taxes as well as FTE income and tax credit adjustment reversals.

	Nine Months Ended September 30, 2018
(Dollars in millions)	Consumer	Wholesale	Corporate Other	Reconciling Items	Consolidated
Balance Sheets:
Average LHFI	$74,907	$69,375	$89	($3)	$144,368
Average consumer and commercial deposits	111,008	45,247	3,234	(330)	159,159
Average total assets	84,909	83,193	35,585	1,683	205,370
Average total liabilities	111,909	51,375	18,065	(303)	181,046
Average total equity	—	—	—	24,324	24,324
Statements of Income:
Net interest income	$3,087	$1,580	($111)	($116)	$4,440
FTE adjustment	—	63	2	—	65

Net interest income-FTE [1]	3,087	1,643	(109)	(116)	4,505
Provision for credit losses [2]	102	19	—	—	121

Net interest income after provision for credit losses-FTE	2,985	1,624	(109)	(116)	4,384
Total noninterest income	1,347	1,096	81	(116)	2,408
Total noninterest expense	2,984	1,307	(83)	(17)	4,191

Income before provision for income taxes-FTE	1,348	1,413	55	(215)	2,601
Provision for income taxes-FTE [3]	305	334	(23)	(139)	477

Net income including income attributable to noncontrolling interest	1,043	1,079	78	(76)	2,124
Less: Net income attributable to noncontrolling interest	—	—	7	—	7

Net income	$1,043	$1,079	$71	($76)	$2,117

[1]	Presented on a matched maturity funds transfer price basis for the segments.
[2]

Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the ALLL and unfunded commitment reserve balances.

[3]	Includes regular provision for income taxes as well as FTE income and tax credit adjustment reversals.

Notes to Consolidated Financial Statements (Unaudited), continued

NOTE 20 – ACCUMULATED OTHER COMPREHENSIVE LOSS

Changes in the components of AOCI, net of tax, are presented in the following table:

(Dollars in millions)	Securities AFS	Derivative Instruments	Brokered Time Deposits	Long-Term Debt	Employee Benefit Plans	Total
Three Months Ended September 30, 2019
Balance, beginning of period	$437	($148)	$—	($1)	($689)	($401)
Net unrealized gains arising during the period	169	47	—	—	—	216
Amounts reclassified to net income	(3)	35	—	—	4	36

Other comprehensive income, net of tax	166	82	—	—	4	252

Balance, end of period	$603	($66)	$—	($1)	($685)	($149)

Three Months Ended September 30, 2018
Balance, beginning of period	($519)	($459)	($1)	($2)	($698)	($1,679)
Net unrealized losses arising during the period	(178)	(37)	—	—	—	(215)
Amounts reclassified to net income	—	17	—	—	3	20

Other comprehensive (loss)/income, net of tax	(178)	(20)	—	—	3	(195)

Balance, end of period	($697)	($479)	($1)	($2)	($695)	($1,874)

Nine Months Ended September 30, 2019
Balance, beginning of period	($357)	($368)	$1	($1)	($695)	($1,420)
Net unrealized gains/(losses) arising during the period	931	203	(1)	—	—	1,133
Amounts reclassified to net income	29	99	—	—	10	138

Other comprehensive income/(loss), net of tax	960	302	(1)	—	10	1,271

Balance, end of period	$603	($66)	$—	($1)	($685)	($149)

Nine Months Ended September 30, 2018
Balance, beginning of period	($1)	($244)	($1)	($4)	($570)	($820)
Cumulative effect adjustment related to ASU adoption [1]	30	(56)	—	(1)	(127)	(154)
Net unrealized (losses)/gains arising during the period	(725)	(209)	—	3	(7)	(938)
Amounts reclassified to net income	(1)	30	—	—	9	38

Other comprehensive (loss)/income, net of tax	(726)	(179)	—	3	2	(900)

Balance, end of period	($697)	($479)	($1)	($2)	($695)	($1,874)

[1]	Related to the Company’s early adoption of ASU 2018-02 on January 1, 2018. See Note 1, “Significant Accounting Policies,” to the Company’s 2018 Annual Report on Form 10-K for additional information.

Notes to Consolidated Financial Statements (Unaudited), continued

Reclassifications from AOCI to Net income, and the related tax effects, are presented in the following table:

(Dollars in millions)	Three Months Ended September 30		Nine Months Ended September 30		Impacted Line Item in the Consolidated
Details About AOCI Components	2019	2018	2019	2018	Statements of Income
Securities AFS:
Net realized (gains)/losses on securities AFS	($4)	$—	$38	($1)	Net securities gains/(losses)
Tax effect	1	—	(9)	—	Provision for income taxes

	(3)	—	29	(1)

Derivative Instruments:
Net realized losses on cash flow hedges	46	22	129	39	Interest and fees on loans held for investment
Tax effect	(11)	(5)	(30)	(9)	Provision for income taxes

	35	17	99	30

Employee Benefit Plans:
Amortization of prior service credit	(1)	(2)	(4)	(5)	Employee benefits
Amortization of actuarial loss	6	6	18	17	Employee benefits

	5	4	14	12
Tax effect	(1)	(1)	(4)	(3)	Provision for income taxes

	4	3	10	9

Total reclassifications from AOCI to net income	$36	$20	$138	$38